                            ARMY AND AIR FORCE EXCHANGE SERVICE
                               SOLICITATION/PROPOSAL/AWARD
                  (MERCHANDISE, SUPPLIES, EQUIPMENT, AND/OR SERVICES)

--------------------------------------------------------------------------------
ISSUED BY                       CONTRACTING OFFICER
HQ AAFES                        Yvonne A. Finch finch@aafes.com
SD-V/T                          ------------------------------------------------
3911 S.Walton Walker Blvd.      TELEPHONE NUMBER        CONTRACT CONTROL NO.
Dallas, Texas 75236             214-312-4646            (If Application)
                                ------------------------------------------------
                                ITEMS/SERVICE
                                Residential Telecommunications, Eielson AFB, AL
--------------------------------------------------------------------------------
                           SOLICITATION FOR PROPOSALS
--------------------------------------------------------------------------------
DATE ISSUED                                      SOLICITION NUMBER
 6 Jan 2005                                      01-001-04-06
--------------------------------------------------------------------------------
Proposals are solicited for merchandise, supplies, equipment or services described in this solicitation. Written proposals must be received at the issuing office by 12:00 o'clock p m, local time 7 Feb 2005.
--------------------------------------------------------------------------------
                     PROPOSAL (To Be Completed By Offeror)
--------------------------------------------------------------------------------
The offeror agrees, if awarded all or part of the items and/or services solicited, to furnish them according to the price(s)/fee(s), terms and conditions contained in the solicitation and proposal. This proposal will be valid for 180 calendar days (60 calendar days unless a different period is entered by offeror) after the date for recipt of proposals established above.

OFFEROR REPRESENTS (Check appropriate boxes)

   1. That it [ ] is [X] is not a manufacturer or producer of: [ ] is [X] is not a regular dealer in; the items provided [Commodity contracts only)
          OR
   2. That it [X] is [ ] is not engaged in furnishing of services of the type called for herein (Service contracts only)

   3. That it operates as an [ ] Individual [ ] Partnership [X] Corporation, incorporated in the State or Country of Washington.

   4.  That it [X] is [ ] is not a small business.

   5. That it [ ] is [X] is not a minority business enterprise (see definition page 2).*

   6.  That it [ ] is [X] is not a women-owned business (see definition page
       2).*

   7.  That an owner or officer of the firm or the firm or a related firm
       [ ] has [X] has not been convicted of a felony related to a business transaction.

   8.  That an owner or officer of the firm or the firm or a related firm
       [ ] has [X] has not been  suspended or debarred.

   9. That the information provided is full, accurate and complete. For breach of this warranty, AAFES may terminate for default any contract resulting from this solicitation and all other AAFES contracts.

         *Check a block for all contracts to be performed in the United States, its possessions and Puerto Rico.
---------------------------------------------------------------------------------------------------------------------
FULL NAME AND BUSINESS ADDRESS OF CONTRACTOR   TELEPHONE NUMBER/FAX NUMBER/EMAIL ADDRESS
(Street, City & Zip Code or Country)            (808) 783-8754
HomeNet Communications                         ---------------------------------------------------------------------
5252 North Edgewood Drive Suite 310            SIGNATURE OF PERSON AUTHORIZED TO                      DATE
Provo, UT 84604                                SIGN PROPOSAL
                                                  /s/ Kevin Doherty                                   6 Feb 05
---------------------------------------------------------------------------------------------------------------------
TIN NO.            DUNS NO.                    TYPED OR PRINTED NAME AND TITLE
91-2133121         11-868-8360                  Kevin Doherty President Federal DOD
---------------------------------------------------------------------------------------------------------------------
                                ACCEPTANCE AND AWARD (To Be Completed By AAFES)
---------------------------------------------------------------------------------------------------------------------
CONTRACT AWARDED FOR FOLLOWING:

5 Years
This contract is awarded subject to offerors proposal dated 7 Feb 05, consisting of 174 pages, which is attached hereto and made a part of the cobtract.
--------------------------------------------------------------------------------
CONTRACT NO.         AMOUNT: [X] ESTIMATED $14,084,100        DATE OF AWARD
01-001-04-06                 [ ] ACTUAL                         23 February 2005
--------------------------------------------------------------------------------
SIGNATURE                      TYPED NAME
                               Yvonne Finch   Contracting Officer, Army
/s/ Yvonne Finch                              & Air Force Exchange Service
--------------------------------------------------------------------------------
AAFES FORM 4450-032 (REV JAN 98) (Prev Edition Usable)

                                                    Solicitation # 01-001-04-006

                SCHEDULE Telecommunications Products and Services

1. General: Proposals are solicited to establish a concession contract with AAFES for the operation of telecommunications services at Eielson AFB. Activities will include sale of: a) wireless telecommunications services,
b)equipment and accessories, c) wireless prepaid phone cards, d)local, long distance and enhanced telephone service, e)high speed and dial-up internet, f) television service and g) and other emerging technologies as they become available in the marketplace. Offerers are encouraged to enter into alliances to provide the full range of products and services required in this solicitation. Other services may be added to the contract after the award by contract amendment.

2. Contract Period: The contract period will become effective upon the execution of this contract by the contracting officer and shall remain in for five years unless sooner terminated according to the contract General Provisions. No representation that this contract will be extended beyond its original period is binding on AAFES unless in writing signed by the contractor and contracting officer. In no event will the contract be extended beyond an accumulated period of five (5) years from the date established for commencement of service.

3. Qualification of Offerers:

         a. Proposals will not be considered unless submitted by firms who currently successfully own, operate, or manage in a full-time capacity, a business identical to or having similar technical and operational characteristics to the service solicited. The phrase "operated or managed" means the offerer has/had a direct involvement in the day-to-day operation of the business to include responsibility for employment, supervision, scheduling production/services, payroll, and purchasing. The monthly sales volume of the offerer's business must equal or exceed the estimated monthly sales of the proposed concession activity. Offerers must demonstrate the availability of sufficient capital to provide for adequate inventory and delivery of solicited services. Offerers must be capable of generating revenue from the sale of equipment, accessories, monthly recurring wireless network charges, wireless pre paid phone cards, telephone services, and television services.

         b. The offerer is required to furnish documentation of the above experience with submission of a proposal. This documentation may consist of but is not limited to: 1) a statement from the offerer identifying the date the business was established; 2) a copy of the offerer's business registration or state license; 3) a copy of the two most recent annual profit and loss statements (include P&L statements for both parent and subsidiary if the subsidiary is

SCHEDULE                                                                  PAGE 1

                                                    Solicitation # 01-001-04-006

submitting the proposal). It is the responsibility of the offerer to ensure that adequate documentation is provided with the proposal to enable the Contracting Officer to determine the offerer meets the qualifications stated above. Failure to provide such information may result in the offerer being determined non-responsible.

         c. AAFES reserves the right to waive all or part of the qualification requirements in the event it is determined to be in AAFES1 best interests.

         d. AAFES further reserves the right to determine the responsibility of the offerers based on factors including but not limited to the offerer's financial resources, business capacity, performance record, integrity, management/business acumen, technical ability and facilities/equipment.

4. Format of Documents: The offerer is required to submit all information requested in this solicitation. The offerer is also required to provide the information listed in this Schedule, paragraph 3, Qualification of Offerers. Failure to provide a proposal in the required format can render the proposal as non-responsive.

5. Evaluation for Award of Contract: Award of contract will be made according to the Evaluation and Acceptance and Award paragraphs of Instructions to Offerers and Conditions of Proposals/Award, AAFES form 4450-2. A contract will be awarded to the offerer attaining the highest total average discount savings based on the bundled packages outlined in Exhibit E. The fee will not be considered for contract award, however, the contracting officer must be able to determine the fee proposal to be fair and reasonable. The fees and fixed discount percent savings proposed would apply for the entire term of the contract.

6. Sales History and Market Penetration Potential:

         a. Sales History - This is a new service; therefore, no data is available to establish actual sales. It is estimated that the total gross sales will average approximately $234,735 per month for all services under this contract. AAFES makes no warranty, express or implied, of the gross sales to be realized.

The estimated monthly sales were computed by taking the 60% of the number of family residences, dormitories and barracks at each installation plus 50% of the total demographics multiplied by the an average bundled price of $95.00 for all services. The sales represent the projected number of customers who elect to switch to services under this contract.

Eielson AFB         $234,735

         b. Number of Residences (on the installation)

                           Family    Barracks/Dorms       Total
                           ------    --------------       -----
SCHEDULE                                                                  PAGE 2

                                                    Solicitation # 01-001-04-006

Eielson AFB                         1416                522             1938

         c. Total Demographics

                Active      Family    Retirees   Reserve/
Location        Duty        Members   + Family   Guard + Family      Total
--------        ----        -------   --------   --------------      -----

Eielson AFB     3391         5059       2076     1307                11,833

         d. AAFES makes no warranty, expressed or implied, concerning sales or units, the number of authorized customers, or the amount of market penetration that will be realized under a contract resulting from this solicitation.

7. Sale of Services: Sale of all services under this contract will be offered by contractor personnel in staffed store fronts or kiosks co- located in or near AAFES stores as shown in Exhibit I. In no case will AAFES warehouse or sell products for the concessionaire.

8. Hours of Operation: The required hours of operation for the locations covered under this contract are shown below. Refer to Exhibit C, Special Provisions, paragraph 2, Facilities/Maintenance/Hours. Service will be provided through a kiosk or space provided by AAFES at the locations listed below.

Eielson AFB Bldg 2518 1000-1800 Mon-Fri 1000-1700 Sat Closed PX

9. Conflict with the AAFES Contract and FCC Tariffs/Regulations: The award of this contract is subject to applicable statutes, tariffs and regulations pursuant to the filing of any tariff or tariff revisions affecting such contract. The contractor will provide the contracting officer with notice of such statutes or proposed tariff revisions affecting this contract. It is recognized that in the event of a conflict between the AAFES contract and applicable statutes, tariffs and regulations, that such regulations will be controlling.

10. Federal and State Laws, Rules, Regulations and Codes: The contractor must comply with all applicable construction, electrical and safety codes. The contractor must also agree to be responsible for, to comply with, and indemnify AAFES from any subsequent rulings or findings of fact by the Federal Communications Commission (FCC) or State Public Utilities Commission (PUC) regarding compliance with the requirements of an aggregator. The term "aggregator" as used herein is defined in the Telephone Operator Consumer Services improvement Act of 1990 and in FCC regulations related thereto. The contractor must also indemnify AAFES from any claims of patent, trademark, service mark or copyright infringement by third parties.

11. Phase-Out/Changeover Period:

SCHEDULE                                                                  PAGE 3

                                                    Solicitation # 01-001-04-006


         a. The 30-day period from contract commencement will be a phase- in period for all locations. The contractor will submit a phase-in plan within 10 days of contract award. The concessionaire will systematically place kiosks or move into storefronts with equipment/service required in the contract.

         b. The 90-day period following expiration of the contract is a phase-out/changeover period during which time the contractor will continue operations to correspond with a phase-in of the following contract, as directed by the contracting officer, to provide continuity of service. The concessionaire will remove all equipment within the 90- day phase-out/changeover period as approved by the Contracting Officer.

         c. All terms and conditions of the contract apply to operations and sales during the phase-out/changeover period; however, the period of changeover will not be construed as an extension of the contract period.

I 12. Promotional Events: Promotional discounts and/or special offers, \ which the contractor offers on the local market, must also be offered to the Residents in conjunction with the fixed percent savings discount as outlined in Exhibit E, Fixed Discount Percentage & Fee Schedule.

13. Use of Consultant. AAFES reserves the right to utilize the services of a telecommunications consultant in the evaluation of proposals submitted. Except for the information deemed by law to be public record, all financial, statistical, personal, technical, security, and other information and data relating to AAFES' operation and made available to the offerer in order to carry out the contract are confidential and shall be protected by the offerer from unauthorized use and disclosure through the observance of the same or more effective procedural requirements as are applicable to AAFES. Similarly, the above is applicable to any concessionaire(s) engaged by the offerer to provide any service(s) to AAFES.

14. Marketing Plan; A detailed marketing plan will be developed by the contractor with the objective to inform customers of the savings to be realized, programs and services offered, how to obtain those services, prices and methods of payment. Marketing plan will use all available media including, but not limited to, print, radio and TV.

15. Employee Requirements;

         a. Concessionaire's employees must be bonded and pass security clearances to enter respective Military Bases communication building.

         b. All customer contact employees, including those who are assisting customers with the selection of telecommunications must be knowledgeable of the contractors service in order to help and assist customers. They

SCHEDULE                                                                  PAGE 4

                                                    Solicitation # 01-001-04-006

must be able to answer common customer questions concerning the services offered. They must be able to assist customers with customer billing inquiries and limited technical questions and be able to direct customers to appropriate points of contact when the nature of the inquiry is beyond their ability.

         c. Customer Support personnel must be knowledgeable of the contractors service in order to resolve customer inquiries concerning all facets of the contractors service. They must have moderate technical knowledge to answer customers questions concerning the Internet, user connections and operations, and all services provided under the contract. They must be able to assist customers with billing and other service related inquiries and be able to direct customers to appropriate points of contact when resolution of the inquiry is beyond their ability.

16. Definition of Terms:

         a. AAFES - The Army and Air Force Exchange Service. This retail and service organization operates retail stores and provides various services throughout the United States and in many foreign countries.

         b. Activation fee - Any fee charged to the consumer when new wireless service is established.

         c. Activations and Renewals - The term "activations and renewals" means all new wireless telephone numbers placed into service for AAFES customers and/or each new contract signed by a customer for new or renewal of service.
Example: If a contract establishes service for three telephone numbers, then three activations took place.

         d. Air Time Charges - Includes monthly recurring charge plus excess actual time spent talking on a wireless phone.

         e. Basic Television Service - means a separately available tier to which subscription is required for access to any other tier of service.

         f. Billing and Collection Services - Provision by the contractor or carrier of monthly bills to each customer, maintenance of account status, issuance of credit notices, collection of monies owed, and suspension of service for non-payment.

         g. Cable/ Wiring - Distribution cable, CATV cable and inside wire necessary to connect each Resident's phone and all wiring necessary to establish required connections between the switch or Centrex and the Public Switched Telephone Network (PSTN) for the provision of all Services.

         h. Cable Modem -- is a computer device that uses the cable TV system to deliver high speed Internet access to the Residents computer and/or telephone. One end, the cable modem will plug into the coaxial

SCHEDULE                                                                  PAGE 5

                                                    Solicitation # 01-001-04-006

cable in the Residents home and the other end will plug into the Residents computer.

         i. Cablecast Signal - means a non-broadcast signal that originates within the facilities of the system.


         j. Centrex - An off-premise switch furnished by a PTT which provides the same or similar services to a PBX but all required switching equipment is housed in the PTT's central office.

         k. Channel - means a frequency band, which is capable of carrying either one standard video signal, a number of audio, digital or other nonvideo signals or some combination of such signals.

         1. Contractor - someone under contract with AAFES to provide a service to authorized AAFES customers.

         m. Converter - means an electronic device, which converts signals to a frequency not susceptible to interference within the television receiver of a Subscriber, and any channel selector, which permits a Subscriber to view all signals, delivered at designated converter.

         o. Commander's Access Channel - a channel dedicated to programming requested by the Base/Post Commander.

         p. Customer -- means a Resident end-user purchaser of the Services.

         r. Customer Care: Available 24 hours per day, 7 days per week for customers encountering difficulty with the Services.

         s. Digital Subscriber Line (DSL) - A broadband digital connection made directly by using existing copper telephone lines. The DSL modem maintains a digital link from a modem to a provider's network, driving ordinary telephone lies at speeds far beyond conventional dial-up modems.

         t. Direct Dialed Services - Telecommunications services available to customers by directly entering the digits of the desired number into the telephone and connecting to the called party without the use of an operator.

         u. Drop -_a coaxial, fiber, or other connection from Feeder cable to the Subscriber/user residence or place of business.

         v. Enhanced 911: Provides the emergency services agency with the address and phone number of the caller automatically. The contractor shall provide the appropriate network connectivity to transmit E-911 calls from the Residents and Premises to the public E-911 network for transmission to the appropriate PSAP.


SCHEDULE                                                                  PAGE 6

                                                    Solicitation # 01-001-04-006

         w. Emerging Telecommunication Services: Service as developed and available in the local market will be offered to Residents. The contractor and AAFES will mutually agree on prices for these Services. It is understood pricing will be at a discount from the local market as defined in Exhibit D, Price Schedule.

         x. Equipment and Accessories - Including but not limited to all hardware/software, batteries, chargers, adapters, cases, earphones etc. For purposes of fee payment under this contract, the term "equipment and accessories" means all wireless products, except phones and wireless prepaid phone cards sold to AAFES customers whether purchased through the AAFES or through other channels. For example, a toll free number.

         y. Facilities -- means headend antenna and cable broadcast and satellite programming reception equipment, including the structure housing such equipment.

         z. Headend - the electronic control center of the system, including components that amplify, filter and convert incoming broadcast and other television and electronic signals for distribution over the television system.

         aa.Installed Equipment - Equipment installed so as to become a permanent part of the installation infrastructure; normally affixed to or within a structure or installed underground. Example of installed equipment is outside cable plant and/or internal building wiring.

         bb. Internet Access - Provides customers access to the Internet and the World Wide Web.

         cc .Interexchange Carrier (IXC) - U.S. long distance carrier authorized to carry calls between local exchange carrier territories and in some cases, within those territories.

         dd. International Phone Service - toll service to points outside the country of origin.

         ee. Local Access Transport Area (LATA) - The territory within which Bell Operating Companies (BOCs) and certain other local exchange carriers are authorized to carry toll calls. Calls within the LATA are called intraLATA calls. Calls between the LATAs are called interLATA calls.

         ff. Local Exchange Carrier (LEG) - A U.S. telephone company authorized by law to carry local and certain toll calls over its network within a specific geographic area.

         gg. Local Phone Service - telephone service available to customers at a flat monthly rate for unlimited local calling.

         hh. Long Distance Phone Service - toll service to points beyond the local calling area.

SCHEDULE                                                                  PAGE 7

                                                    Solicitation # 01-001-04-006

         ii. Metropolitan Service Area (MSA)/Rural Service Area (RSA) - The geographic areas designated by the Federal Communications Commission within each of which two cellular service franchises compete for customers.

         jj. Monthly recurring charge - Monthly bill a customer receives for the calling plan they subscribe to.

         kk. PBX Switch - An on-premise private branch exchange permitting telecommunications between those extensions connected to the line side of the PBX and permitting telecommunications between those extensions connected to the PBX and to any local, long distance or international location.

         ff. Operator Services - telecommunications services available to customers who wish assistance or who wish to bill the call to an account other than the customer's barracks residence account, i.e., charged to a calling card/credit card, collect or billed to a third number.

         gg. Prepaid wireless - Service for which payment is accepted in advance, including but not limited to cash, credit card and check payments.

         hh. Pre Paid wireless phone (boxed) - Packaged wireless prepaid telephone with prepaid airtime.

         ii. Pre Paid wireless phone cards - Cards that add airtime to customers phones that require prepaid wireless network.

         j j. Public Service Access Point (PSAP) - Military Base dedicated emergency location dedicated emergency location(i.e. Fire Station, Police,etc.)

         kk. Residential Broadband Services: Unlimited Internet service will be offered at a minimum of 256kbps download and comparable to service offered by local and/or major service providers for broadband access.

         11. Residential Internet Services: Internet access that is "always on" and faster than traditional dial-up services.

         mm. Resident or Residents -- means that Person or Persons who rents or inhabits any residence (housing and dormitory/barracks).

         nn. Sales - All gross billed revenue including local, long distance, television services, Internet services and emerging technology services, installation and/or reconnection fees (if applicable), and converter rentals.

         oo. Services --means the contractor required services, and only

SCHEDULE                                                                  PAGE 8

                                                    Solicitation # 01-001-04-006

those services, to be marketed and sold pursuant to this contract to Residents.

         pp. Service Calls; Provides a technician to perform services necessary on the installed equipment to include but not limited to voice, data and television service, etc. where installed.

         ee. Staffed Kiosk - An enclosure or fixture used to market/merchandise product and service consistent with industry standard in malls in the local market area staffed with concessionaire sales personnel.

         qq. Television Services; Offer a variety of channels which may consist of basic, standard, premium, digital and pay-per-view services. Includes but not limited to, analog and/or digital cable services, interactive service, high definition, and digital video recorder service.

         uu. Television Service Installation - shall mean the connection of the system from the drop cable to subscribers' terminals.

         vv. Telephone Calling/Credit Card - An account number with an associated PIN number which is recognized by the carrier as an acceptable billing option for telecommunications transactions.

         ff. Toll Free Number Sales - A dedicated toll free number with live operator response which will be advertised in print, radio/TV and internet media to AAFES customers. This number will enable customers to purchase products and services listed in this solicitation. Products will be drop shipped directly to customers.

         hh. Trading Area - defined as the market area surrounding the base within a radius of 10 miles.

         ww. Uninstalled Equipment - Equipment placed within a building but easily removable; normally connected to installed equipment. Examples of uninstalled equipment are telephone instruments,switches, DCU/CSU's, pairgain equipment, line cards, Internet servers, etc.

         yy. Voice Mail: Service permitting messages from callers to be stored for later retrieval.

         zz. Voice Over the Internet (VoiP) --technology used to transmit voice conversations over a data network using the Internet Protocol.

         aaa. Wireless Phones/Service - Portable phones which originate and receive phone calls without the use of wires connected to a LEC central office. Technology may be cellular, satellite, specialized mobile radio (SMR) or other personal communications wireless network.

SCHEDULE                                                                  PAGE 9

                                                    Solicitation # 01-001-04-006

17. The contractor or AAFES shall not be liable for any reasonable delay or failure in performance of any part of this contract because of any cause or circumstance beyond its control such as, but not limited to, acts of God, explosion, fire, power failures, strikes, newly laws and regulations, or any other cause arising without its actual fault.


SCHEDULE                                                                 PAGE 10

                                                     Solicitation # 01-001-04-06

                                   EXHIBIT A
                               GENERAL PROVISIONS
                              Contract for Services
                                    (Oct 98)

1. AUTHORITY TO BIND (JAN 94).
2. LEGAL STATUS (AUG 92).
3. PROCUREMENT INTEGRITY (AUG 92).
4. ORAL REPRESENTATIONS (JAN 94).
5. MODIFICATIONS AND ADDITIONS (JUN 94) .
6. SUBCONTRACTING (JUN 94).
7. ASSIGNMENT - SERVICES (DEC 97).
8. TERMINATION (JUN 94).
9. PERMITS, LICENSES AND APPLICABLE LAWS (JAN 94).
10.INDEMNIFY AND HOLD HARMLESS (MAY 89).
11.DISPUTES (FEB 95).
12.NON-WAIVER OF DEFAULTS (MAY 89).
13.ADVERTISEMENTS (MAY 89).
14.EXAMINATION OF RECORDS (MAR 94).
15.CONTRACTOR PERSONNEL AND REPRESENTATIVES (JAN 94).
16.ENVIRONMENTAL PROTECTION (MAR 94).
17.CONTRACTOR LIABILITY - SERVICES (MAR 94).
18.DRUG-FREE WORKPLACE (AUG 92).
19.RESTRICTIONS ON PURCHASES OF FOREIGN GOODS (AUG 95).
20.YEAR 2000 COMPLIANT (APR 98).
21.PAYMENT BY ELECTRONIC FUNDS TRANSFER (OCT 98).
22.PRIVACY ACT


EXHIBIT A                                                                 PAGE 1

                                                     Solicitation # 01-001-04-06

                               GENERAL PROVISIONS
                             Contract for Services

1. AUTHORITY TO BIND (JAN 94).

         a. "Contracting Officer" means a person authorized by the Commander, AAFES to execute and administer contracts, purchase orders, or other agreements on behalf of AAFES. Only contracting officers may waive or change contract terms; impose additional contract requirements; issue cure, show-cause and termination notices; issue claims against contractors, and issue final decisions on contractor claims.

         b. Other AAFES and government officials may be authorized by the contracting officer to perform actions of an administrative nature, forwarding requests for contract changes to the contracting officer; collecting contract payments, and processing routine documents. These officials are not contracting officers, as defined in a. above.

         c. AAFES has no obligation to recognize or accept waivers or changes to this contract that result from the actions of officials other than the contracting officer. Claims based on such actions may be denied. Questions concerning the authority of other AAFES or government officials should be referred to the contracting officer.

2. LEGAL STATUS (AUG 92). The Army and Air Force Exchange Service, including its activities, offices, individual exchanges and overseas exchange systems, is an integral part of the Departments of the Army and Air Force and is a nonappropriated fund instrumentality of the United States Government. AAFES contracts are United States contracts; however, they do not obligate appropriated funds of the United States except for a judgment or a compromise settlement in suits brought under the provisions of the Contract Disputes Act (41 USC 601-613), in which event AAFES will reimburse the United States Government (31 USC 1304 [c]). (Note: AAFES procurement policy is established by the Department of Defense and the Army and Air Force in DoD Directive 4105.67, AR 60-10/AFR 147-7, and AR 60-20/AFR 147-14. The Armed Services Procurement Act and Federal Acquisition Regulation do not apply to AAFES due to its status as a nonappropriated fund instrumentality).

3. PROCUREMENT INTEGRITY (AUG 92).

         a. By submission of an offer or performance of this contract, the offerer or contractor certifies with respect to this AAFES purchase action:

(1) that no discussion, offer or promise of future employment or business opportunity has been or will be made to AAFES civilian or military personnel who participated personally and substantially in the purchase action; that

         (2) no offer, promise or gift of any gratuity, entertainment, money, or other thing of value has been or will be made to any AAFES civilian or military personnel or any other employee of the United States Government or member of their family or household;

EXHIBIT A                                                                 PAGE 2

                                                     Solicitation # 01-001-04-06

         (3) that no information proprietary to other offerers or other purchasing information (listing of offerers, prices offered, technical evaluations or rankings, etc.) has been or will be sought, obtained or given to any person not authorized by the contracting officer, until it would be available to the public under AAFES procedures.

         (4) that no person or selling agency has been employed or retained to secure this contract upon an agreement or understanding for a commission, percentage, brokerage or contingent fee except bona fide employees or bona fide established commercial selling agencies retained by the contractor for the purpose of securing business.

         b. Contractor certifies that no gratuities (entertainment, gifts, money, kickbacks or other things of value) were or will be solicited or accepted by the contractor, or any person representing the contractor, from any subcontractor or person representing the subcontractor, for the purpose of obtaining or rewarding favorable treatment in connection with this contract or any subcontract under it.

         c. Contractor will report in writing to the Director, Loss Prevention Division, any possible violation of this clause when the contractor has reasonable grounds to believe a violation may have occurred. The contractor shall cooperate fully with any federal agency investigation of a possible violation of this clause.

         d. For breach of any of these certifications, AAFES may terminate this contract for default and/or deduct from amounts due under this or other contracts, or charge contractor for the total value of any contingent fee, gratuity or kickback or other loss to AAFES arising out of the breach.

4. ORAL REPRESENTATIONS (JAN 94). This contract represents the entire agreement of the parties. Any changes or amendments thereto may not be recognized by AAFES unless committed to writing and incorporated by reference into the contract by the contracting officer.

5. MODIFICATIONS AND ADDITIONS (JUN 94). Except as otherwise specifically provided in this contract, all changes, modifications, additions or deletions to this contract must be prepared in writing as formal amendments signed by both parties and approved in accordance with provisions of applicable regulations.

6. SUBCONTRACTING (JUN 94). Contractor shall not subcontract any part of the work to be performed without the prior written consent of the contracting officer. Any subcontractor used in connection with this contract is the agent of the contractor and not the agent of AAFES.

7. ASSIGNMENT - SERVICES (DEC 97). The Assignment of Claims Acts, 31 U.S.C. 3727 and 41 U.S.C. 15, are not applicable to amounts due under AAFES contracts. Contractor may not assign its rights or delegate its obligations under this contract, and AAFES will neither consent to, nor recognize, any purported assignment. Contractor may request permission

EXHIBIT A                                                                 PAGE 3
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                                                     Solicitation # 01-001-04-06

from the contracting officer to have contract payments forwarded to a third party.

8. TERMINATION (JUN 94). Relative to termination of this contract, it is mutually agreed:

         a. This contract may be terminated in whole or in part by either party immediately upon written notice to the other party in the event of breach of this contract by the other party.

         b. This contract may be terminated in whole or in part by either party upon ninety (90) days notice in writing to the other party.

         c. This contract is automatically terminated upon the dispatch of written notice to contractor in the event the exchange is inactivated or the installation at which the exchange is located is inactivated. If this contract covers services to be performed at various exchanges or installations and only one or more of the exchanges or installations is inactivated, then only that portion of the contract being performed at the inactivated exchange or installation is terminated.

9. PERMITS, LICENSES AND APPLICABLE LAWS (JAN 94). Contractor warrants that all necessary permits and licenses have been obtained and that the merchandise, services, supplies, and/or equipment provided under this contract are in compliance with applicable laws.

10. INDEMNIFY AND HOLD HARMLESS (MAY 89).

         a. Contractor will indemnify, hold harmless and defend AAFES and all other agencies and Instrumentalities of the United States, their agents, representatives, employees and customers from any and all suits, judgments and claims, including those established by or pursuant to court decisions, to international agreements, or duly promulgated regulations of the United States Government, and all charges and expenses incident thereto which arise out of any of the following:

         (1) The alleged or established violation or infringement of any patent, copyright or trademark rights asserted by any third party with regard to items or services provided by contractor;

         (2) Loss, damage, or injury alleged or established to have arisen out of or in connection with items or services provided by contractor, unless such loss, damage, or injury was caused by or resulted solely from the acts or omissions of AAFES, its agents, representatives, or employees;

         (3) Any loss, damage, or injury alleged or established to have arisen out of or in connection with any other acts or omissions of the contractor.

         b. AAFES will give contractor notice and an opportunity to defend.

11. DISPUTES (FEE 95).

         a. This contract is subject to the Contract Disputes Act of 1978, as amended (41 U.S.C. 601-613). Except as provided in the Act, all disputes arising under or relating to this contract shall be resolved under this clause.

EXHIBIT A                                                                 PAGE 4
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                                                     Solicitation # 01-001-04-06

         b. "Claim" as used in this clause means a written demand or written assertion by one of the contracting parties seeking the payment of money in a sum certain or other relief arising under or relating to this contract. A voucher, invoice, or other routine request for payment that is not in dispute when submitted is not a claim under the Contract Disputes Act.

         c. A claim by the contractor shall be made in writing and submitted to the contracting officer for a written decision. A claim by AAFES against the contractor shall be made by a written decision by the contracting officer.

         d. For contractor claims exceeding $100,000, the contractor shall submit with the claim a signed certification that:

         (1) The claim is made in good faith;

         (2) Supporting data are accurate and complete to the best of the contractor's knowledge and belief, and

         (3) The amount requested accurately reflects the contract adjustment for which the contractor believes AAFES is liable.

       e. The claim must be executed by an individual with authority to bind the contractor.

         f. The contracting officer will mail or otherwise furnish a written decision in response to a contractor claim, within the time periods specified by law. Such decision will be final and conclusive unless:

         (1) Within 90 calendar days from the date of contractor's receipt of the final decision the contractor appeals the decision to the Armed Services Board of Contract Appeals (ASBCA), or

         (2) Within 12 months from the date of contractor's receipt of the final decision the contractor brings an action in the United States Court of Federal Claims.

         g. Pending final resolution on any request for relief, claim, appeal, or action arising under or relating to this contract, contractor will proceed diligently with the performance of this contract and will comply with the contracting officer's decisions.

         h. Submission of false claims to AAFES is a violation of federal law and may result in civil and/or criminal penalties. If contractor cannot support all or part of its claim as a result of fraud or misrepresentation of fact, then in addition to other remedies or penalties provided for by law, contractor will pay AAFES an amount equal to the unsupported part of the claim and all AAFES' costs attributable to reviewing that part of the claim.

12. NON-WAIVER OF DEFAULTS (MAY 89). Any failure by AAFES at any time, or from time to time, to enforce or require strict performance of any terms or conditions of this contract will not constitute waiver thereof

EXHIBIT A                                                                 PAGE 5
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                                                     Solicitation # 01-001-04-06

and will not affect or impair such terms and conditions in any way or AAFES1 right at any time to avail itself of such remedies as it may have for breach or breaches of such terms and conditions.

13. ADVERTISEMENTS (MAY 89). The contractor will not represent in any manner, expressly or by implication, that products purchased under this contract are approved or endorsed by any element of the United States Government. Any advertisement, including cents off coupons, by the contractor which refers to AAFES will contain a statement that the advertisement was neither paid for nor sponsored, in whole or in part, by AAFES.

14. EXAMINATION OF RECORDS (MAR 94).

         a. This clause is applicable if the amount of this contract exceeds $10,000 and the contract was entered into by means of negotiation. The contractor agrees that the contracting officer (CO) or CO duly authorized representative shall have the right to examine and audit the books and records of the contractor directly pertaining to the contract during the period of the contract and until the expiration of three years after final payment under the contract.

         b. The contractor agrees to include clause "a" in all subcontracts hereunder which exceed $10,000.

15. CONTRACTOR PERSONNEL AND REPRESENTATIVES (JAN 94).

         a. Contractor will discontinue the use of any individual for performance of this contract in exchange facilities upon written notice from the contracting officer that the individual is not (or no longer) acceptable for performance under this contract. Contractor will not use any such person to perform other AAFES contracts without the prior written consent of the applicable contracting officer.

         b. Contractor will not employ for performance in exchange facilities any individual under this contract who has been determined unacceptable for performance under any other AAFES contract without the prior written consent of the contracting officer.

         c. Contractor personnel will abide by applicable regulations and directives and conduct themselves so as not to reflect discredit on AAFES.

         d. Contractor will not represent itself to be an agent or representative of AAFES, or any other agency or instrumentality of the United States.

16. ENVIRONMENTAL PROTECTION (MAR 94).

         a. This clause shall apply to any contract in excess of $100,000, and indefinite quantity contracts estimated to exceed $100,000 in one year; however, it shall not apply to use of facilities located outside the United States or to contracts otherwise exempt in accordance with 40 CFR Part 15.

EXHIBIT A                                                                 PAGE 6
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                                                     Solicitation # 01-001-04-06

         b. Unless this contract is exempt, by acceptance of this contract, contractor (and, where appropriate, subcontractor) stipulates:

         (1) that any facility to be utilized in the performance of any nonexempt contract or subcontract is not listed on the EPA List of Violating Facilities as of the date of contract award;

         (2) its agreement to comply with all requirements of Section 114 of the Air Act and Section 308 of the Water Act relating to inspection, monitoring, entry, reports, and information, as well as all other requirements specified in sections 114 and 308 of the Air Act and the Water Act, respectively, and all regulations and guidelines issued thereunder;

         (3) that as a condition of award of contract, contractor shall promptly notify the contracting officer of the receipt of any communication from the Director, Office of Federal Activities, U.S. Environmental Protection Agency, or delegatee, indicating that a facility to be utilized for the contract is under consideration to be listed on the EPA List of Violating Facilities;

         (4) its agreement to include the criteria and requirements in subparagraphs (1) through (4) in every nonexempt subcontract, and to take such actions the Government may direct as a means of enforcing such provisions.

17. CONTRACTOR LIABILITY - SERVICES (MAR 94).

         a. Except as set out specifically elsewhere in the contract, contractor will be liable for costs to AAFES and/or other agencies of the United States associated with termination for default as follows:

         (1) Incidental damages, including expenses reasonably incurred in connection with repurchase of the service and any other reasonable expense incident to the breach.

         (2) Consequential damages including, but not limited to, lost fees resulting from lapses in service, unscheduled facility closures, sales declines, lower fees received on repurchase, and injury to person or property proxitnately resulting from any breach of warranty.

         b. Contractor will not be liable for incidental or consequential damages if the failure to perform arises out of causes beyond the control and without the fault or negligence of the contractor. Such causes may include, but are not restricted to, acts of God or of the public enemy, acts of the government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, and unusually severe weather; but in every case the failure to perform must be beyond the control and without the fault or negligence of the contractor. In such case contractor must provide prompt written notice to the contracting officer; the contracting officer, at his option may accept late, partial or substituted performance, or may terminate the contract in whole or in part effective immediately upon receipt of written notice by contractor.

EXHIBIT A                                                                 PAGE 7
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                                                     Solicitation # 01-001-04-06

18. DRUG-FREE WORKPLACE (AUG 92). Contractor agrees to make a good faith effort to establish and maintain a drug-free workplace in connection with the performance of this contract. Consistent with the size and organization of its workforce, contractor may wish to consider taking the following or other appropriate actions in establishing a drug-free workplace: publicizing a drug-free workplace policy, initiating an employee drug awareness program or encouraging participation in existing community/installation programs and informing employees of the general availability of drug counseling programs.

19. RESTRICTIONS ON PURCHASES OF FOREIGN GOODS (AUG 95).

         a. Contractor will not acquire for use in the performance of this contract any merchandise, equipment, supplies or services originating from, processed in, or transported from or through, the countries prohibited from commerce by the United States Government. A current list of prohibited countries is available from the contracting officer. This restriction shall include merchandise, equipment, supplies or services from any other country that is restricted by law, regulation or executive order at any time during performance of the contract.

         b. Contractor agrees to insert the provisions of this clause, including this paragraph, in its subcontracts.

20. YEAR 2000 COMPLIANT (APR 98).

         a. All computer hardware, software, and firmware products used in the performance of this contract, individually or in combination, must be Year-2000 Compliant. Year-2000 Compliant means that the information technology used will accurately process date and date-related data (including, but is not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first century, the years 1999, 2000 and 2001, and all leap year calculations.

         b. Failure to perform this contract due to the use of information technology that is not Year-2000 Compliant will not be considered to be beyond the control and without the fault or negligence of the contractor. In the event of problems in recognition, calculation, indication of a century, the contractor will promptly make all adjustments necessary, at no cost to AAFES, to ensure that their systems are Year-2000 Compliant.

21. PAYMENT BY ELECTRONIC FUNDS TRANSFER (OCT 98). The following will apply for all payments made by AAFES to the contractor under the terms of this contract.

         a. Method of payment.


EXHIBIT A                                                                 PAGE 8
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                                                     Solicitation # 01-001-04-06

         (1) All payments by AAFES under this contract shall be made by electronic funds transfer (EFT). The term "EFT" refers to the funds transfer and may also include payment information transfer.

         (2) If AAFES is unable to release payment by EFT, the contractor agrees to either (i)accept payment by check or some other mutually agreeable method of payment, or (ii) request AAFES to extend the payment due date until such time as AAFES can make payment by EFT.

         b. AAFES shall make payment to the Contractor using the EFT information provided by the contractor. In the event that the EFT information changes, the Contractor shall be responsible for providing the updated information to AAFES, not less than thirty days prior to the effective date.

         c. If the Contractor's EFT information in the AAFES database is incorrect AAFES need not make payment to the Contractor under this contract until correct EFT information is entered into the AAFES database; and any invoice shall be deemed not to be a proper invoice for the purpose of prompt payment under this contract.

         d. If the Contractor has identified multiple payment receiving points in the AAFES database, and the Contractor has not notified AAFES of the payment receiving point applicable to this contract, AAFES shall make payment to the first payment receiving point listed in the AAFES database.

         e. The payment or disbursing office shall forward to the Contractor available payment information. AAFES shall send the payment information to the remittance address contained in the AAFES database.

22. PRIVACY ACT (Apr 1984)

(a) The Contractor agrees to:

         (1) Comply with the Privacy Act of 1974 (the Act) and Department of Defense rules and regulations issued under the Act in the design, development, or operation of any system of records on individuals to accomplish an agency function when the contract specifically identifies
         --

                  (i) The systems of records; and

                  (ii) The design, development, or operation work that the contractor is to perform;

         (2) Include the Privacy Act notification contained in this contract in every solicitation and resulting subcontract and in every subcontract awarded without a solicitation, when the work statement in the proposed subcontract requires the redesign, development, or

EXHIBIT A                                                                 PAGE 9
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                                                     Solicitation # 01-001-04-06


         operation of a system of records on individuals that is subject to the Act; and

         (3) Include this clause, including this subparagraph (3), in all subcontracts awarded under this contract which requires the design, development, or operation of such a system of records.

(b) In the event of violations of the Act, a civil action may be brought against AAFES when the violation concerns the design, development, or operation of a system of records on individuals to accomplish an AAFES function, and criminal penalties may be imposed upon the officers or employees of AAFES when the violation concerns the operation of a system of records on individuals to accomplish an AAFES function. For purposes of the Act, when the contract is for the operation of a system of records on individuals to accomplish an AAFES function, the Contractor is considered to be an employee of AAFES

(c)

         (1) "Operation of a system of records," as used in this clause, means performance of any of the activities associated with maintaining the system of records, including the collection, use, and dissemination of records.

         (2) "Record," as used in this clause, means any item, collection, or grouping of information about an individual that is maintained by an agency, including, but not limited to, education, financial transactions, medical history, and criminal or employment history and that contains the person's name, or the identifying number, symbol, or other identifying particular assigned to the individual, such as a fingerprint or voiceprint or a photograph.

         (3) "System of records on individuals," as used in this clause, means a group of any records under the control of any agency from which information is retrieved by the name of the individual or by some identifying number, symbol, or other identifying particular assigned to the individual.

(d) The system or systems of records identified for this contract is/are:

The system of records refers to information collected, compiled, and/or utilized to build a customer database for potential and/or current/follow-on services. Instruments used to collect information in written or electronic formats include, but are not limited to, application for services, verification of credit rating, customer inquiries/comments, data for invoicing current customers, change of address notifications, information used for marketing purposes, etc.

EXHIBIT A                                                                PAGE 10
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                                                    Solicitation # 01-001-04-006

                                    EXHIBIT B
                                LABOR PROVISIONS
                 Contract for Services (without SCA) - April 98

1. EQUAL EMPLOYMENT OPPORTUNITY.

         a. The contractor agrees to comply with regulations of the Department of Labor contained in 41, Code of Federal Regulations, 60, which are incorporated herein by reference.

         b. A contract award in the amount of $10,000,000 or more will not be made unless the contractor, and each first-tier subcontractor which will receive a subcontract of $10,000,000 or more, are found on the basis of a review to be in compliance with the Equal Employment Opportunity regulations of the Department of Labor.

2. CONTRACT WORK HOURS AND SAFETY STANDARDS ACT. (Applicable to contracts for services performed in the United States, any U.S. territory, or the District of Columbia.) The following clause is applicable to concession, agency, and vending machine contracts where the total gross receipts from sales or services under the contract will exceed $2,500 and to management and direct service contracts where total payments to the contractor will exceed $2,500. This contract to the extent that it is of the character to which the Contract Work Hours and Safety Standards Act, 40 USC 327, applies, is subject to all applicable provisions of the Act and the regulations of the Secretary of Labor there under (29 CFR 5).

         a. Overtime Requirements: No contractor or subcontractor contracting for any part of the contract work which may require or involve the employment of laborers or mechanics shall require or permit any laborer or mechanic in any workweek to work in excess of 40 hours in such workweek on work subject to the provisions of the Contract Work Hours and Safety Standards Act unless such laborer or mechanic receives such compensation at a rate not less than one and one-half times his basic rate of pay for all such hours worked in excess of 40 hours in such workweek.

         b. Violation; liability for unpaid wages,- liquidated damages: In the event of any violations of provisions of paragraph a., the contractor and any subcontractor responsible therefore shall be liable to any affected employee for his unpaid wages. In addition, such contractor and subcontractor shall be liable to the United States for liquidated damages. Such liquidated damages shall be completed with respect to each individual laborer or mechanic employed in violation of the provisions of paragraph a. in the sum of $10 for each calendar day on which such employee was required or permitted to be employed on such work in excess of his standard workweek of 40 hours without payment of the overtime wages required by paragraph a.

         c. Withholding for unpaid wages and liquidated damages: The

EXHIBIT B                                                                 PAGE 1
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                                                    Solicitation # 01-001-04-006

contracting officer may withhold from the contractor from any monies payable on account of work performed by the contractor or subcontractor such sums as may administratively be determined to be necessary to satisfy any liabilities of such contractor or subcontractor for unpaid wages and liquidated damages as provided in the provisions of paragraph b.

         d. Subcontracts: The contractor shall insert paragraphs a. through d. of this clause in all subcontracts and shall require their inclusion in all subcontracts of any tier.

         e. Records: The contractor shall maintain payroll records containing the information specified in 29 CFR 516.2 (a). Such records shall be preserved for 3 years from the completion of the contract.


o AFFIRMATIVE ACTION FOR DISABLED VETERANS AND VETERANS OF THE VIETNAM ERA. If this contract equals or exceeds $10,000, and is not otherwise exempt, the contractor agrees to comply with the regulations of the Department of Labor and the Office of Federal Contract Compliance Program, and the Affirmative Action clause as set out in 41 CFR Part 60-250, which are incorporated herein by reference.

4. AFFIRMATIVE ACTION FOR HANDICAPPED WORKERS. If the contract amounts equals or exceeds $2,500 and is not otherwise exempt, the contractor agrees to comply with the regulations of the Department of Labor and the Affirmative Action clause as set forth in 41 CFR Part 60-741, which are incorporated herein by reference.

5. CONVICT LABOR (MAY 1989). In connection with the performance of work under this contract, the contractor agrees not to employ any person-undergoing sentence of imprisonment except as provided by Public Law 89-176, September 10, 1965 (18 USC 4082(c)(2)) and Executive Order 11755, December 29, 1973, as amended by Executive Order 12608, September 9, 1987.

EXHIBIT B                                                                 PAGE 2

                                                      Solicitation #01-001-04-06


                                    EXHIBIT C
                      ARMY AND AIR FORCE EXCHANGE SERVICE
                                      INDEX
                    SPECIAL PROVISIONS (CONCESSION CONTRACTS)
                                    (NOV 02)

1. ACTIVITY (MAR 90)                    18. ACTIONS TO BE TAKEN UPON
                                            TERMINATION (INCLUDING EXPIRATION)
2. FACILITIES/MAINTENANCE/OPERATING         (JAN 01)
   HOURS (DEC 00)
                                        19. UNCALLED-FOR CUSTOMER PROPERTY
3. EQUIPMENT, FURNITURE, AND MOVABLE        (DEC 88)
   TRADE FIXTURES (OCT 00)
                                        20. LOST, ABANDONED, AND UNCLAIMED
4. TOOLS AND SUPPLIES (DEC 88)              PROPERTY (DEC 88)

5. PROHIBITED ACTIVITIES (FEB 89)       21. INVENTORY TRANSFER (FEB 89)

6. SCOPE OF SERVICE (DEC 88)            22. INDEBTEDNESS (FEB 89)

7. MINIMUM QUALITY (DEC 88)             23. PRICE/FEE REVISIONS (FEB 89)

8. PRICES (MAY 99)                      24. INSURANCE (FEB 89)

9. AUTHORIZED CUSTOMERS (DEC 88)        25. PROMOTIONAL EVENTS (OCT 00)

10. CUSTOMER COMPLAINTS AND CLAIMS      26. AAFES SPECIAL SALES COUPONS AND
    (DEC 88)                                MERCHADISE GIFT CERTIFICATES
                                            (NOV 02)
11. SIGNS (JAN 00)
                                        27. REFUNDS (DEC 88)
12. UTILITIES (FEB 89)
                                        28. CUSTOMER CHECKS (APR 01)
13. INTERNAL CONTROLS (NOV 02)
                                        29. SAFEGUARDING OF CONCESSIONAIRE
14. DELETED                                 FUNDS ON ARMY AND AIR FORCE
                                            INSTALLATIONS (DEC 88)
15. DELETED
                                        30. CHARGE CARD/MILITARY STAR CARD
16. TAXES (FEB 89)                          SALES (JAN 01)

17. CONCESSIONAIRE AND CONCES SIONAIRE  31. INSPECTIONS (MAR 00)
    EMPLOYEES (CONCES SION PERSONNEL)
    (JAN 00)                            32. SMOKING POLICY (DEC 86)

                                        33. HEAVY METAL LEACHING (FEB 92)

                                        34. AAFES/VENDOR PARTNERSHIP MARKETING
                                            PROGRAM (JUL 94)

                                        35. ORGANIZATIONAL SALES (NOV 00)


EXHIBIT C               SPECIAL PROVISIONS / CONCESSION                   PAGE 1
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                                                      Solicitation #01-001-04-06

                       ARMY AND AIR FORCE EXCHANGE SERVICE
                               SPECIAL PROVISIONS
                             (CONCESSION CONTRACTS)

1. ACTIVITY (MAR 90).

         a. AAFES grants concessionaire a nonexclusive concession to operate the activity described in the Schedule. The assignment of space for concession is a revocable license, not a tenancy.

         b. AAFES makes no warranty or representation, express or implied, that merchandise or services sold in the concession are free of competition. During the contract period, other activities may sell the same or similar merchandise or services. Such activities are: AAFES, other AAFES concessionaires, military affiliated activities, firms selling without authorization or others. Any concessionaire complaint of competition from these activities must be written and must be provided to the military installation commander and the contracting officer. AAFES may assist concessionaire in resolving its complaint. AAFES will not be liable for any income, sales, profit or other losses of concessionaires attributed to competition.

         c. If premises furnished by or through AAFES are destroyed either in whole or in substantial part, so as to significantly hinder or prevent normal operations by concessionaire, by acts of God (such as, but not limited to, fire, flood, hurricane, unusually severe weather conditions) or unusual occurrence (unless solely and directly caused by AAFES negligence), AAFES will not be responsible to concessionaire for repair/restoration of the premises, lost income, sales, or lost profits, damage to concessionaire property, employee salaries, or any consequential costs incurred, or be obligated to relocate concessionaire. Concessionaire should consider obtaining business insurance to cover risks to its property and concession activity.

         d. During the contract period, the contracting officer may require the concession to relocate to better meet AAFES needs or those of the installation, as determined by the contracting officer. Concessionaire will be given advance notice. AAFES will pay for moving and installing AAFES furnished equipment and fixtures and hooking up utility lines. AAFES will reimburse the reasonable cost of moving and installing concessionaire furnished equipment and fixtures. AAFES will not be liable for lost income, profit and/or salaries associated with relocating.

2. FACILITIES/MAINTENANCE/OPERATING HOURS (DEC 00).

         a. Concessionaire investment for buildings and installed property or fixtures will not be required. AAFES will maintain AAFES furnished premises including ordinary running repairs and interior decorating. Concessionaire will be liable for damage to the premises resulting from acts or omissions of concessionaire, concessionaire's employees, or agents. AAFES may inspect the premises at any time.

EXHIBIT C               SPECIAL PROVISIONS / CONCESSION                   PAGE 2

                                                      Solicitation #01-001-04-06

         b. Concessionaire will keep the premises clean, orderly, secure, and sanitary. Concessionaire will comply with the installation/exchange fire, safety and security regulations and applicable health and sanitation and environmental protection regulations.

         c. Concessionaire will do custodial maintenance on the exterior of the facility and grounds if a building is assigned for concessionaire's use. If the facility is shared with other concessionaires, exterior custodial maintenance will be assigned by exchange management. If the concession is located in an exchange complex and predominant tenancy is by AAFES direct-operated activities, AAFES will perform exterior custodial maintenance, except those tasks described in "d" below. The equipment and labor to perform exterior custodial maintenance assigned to the concessionaire will be at concessionaire's expense. Assigned exterior maintenance may include:

         (1) Pick up all refuse daily within the assigned exterior areas.

         (2) During the season, cut and trim the grass weekly within the assigned exterior areas.

         (3) During the season, clear the snow, ice, slush and mud deposits from the sidewalks and walkways within the assigned exterior areas.

         d. Concessionaire will, as needed, but at least daily, clean the entrance door, exterior of storefront windows, entranceway and customer walkways; empty and thoroughly clean all waste and smoking receptacles; and check exterior lighting. Exterior lighting failures will be promptly reported to AAFES. In automotive activities, the service bay floors, equipment, and work benches will be cleaned daily.

         e. Posted operating hours are those that will be displayed at the facility. However, each facility will be open for business at least 5 minutes before posted opening, and will remain open at least 5 minutes past posted closing, as in the following example:

                 POSTED  Hours of Operation  1000 - 1800
                 ACTUAL  Hours of Operation  0955 - 1805

The term open for business means ready to serve the customer. Activities such as preparing cash registers and sales forms will be accomplished prior to actual opening. Facilities will be open for business at all times during scheduled operating hours. Hours of operation will generally conform to those of nearby exchange activities, and may be changed by written mutual agreement between the concessionaire and the general manager. If concessionaire and general manager cannot agree on changes to the hours of operation, the issue will be submitted to the contracting officer for resolution. Hours of operation for facilities not located near exchange activities are fixed and may only be changed by written amendment to the contract. If the nearby exchange is open on a holiday, the concession must also be open during the same hours. If the nearby exchange is closed on a holiday, the concession may also choose to remain closed.

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                                                      Solicitation #01-001-04-06

3. EQUIPMENT, FURNITURE, AND MOVABLE TRADE FIXTURES (OCT 00).

         a. AAFES Furnished: The item list, agreed value, and condition of equipment, furniture and trade fixtures furnished by AAFES are stated in this contract. Concessionaire will sign a custody receipt for the items furnished. Repairs of and replacement parts for AAFES furnished equipment, furniture, and fixtures will be provided by AAFES, or at AAFES' option, by concessionaire at AAFES1 cost. Concessionaire will perform routine preventive maintenance and keep the equipment, furniture, and fixtures clean, sanitary, and secure. Broken or malfunctioning equipment must be reported, in writing, to the AAFES General Manager or Services Business Manager immediately upon discovery. AAFES will not be liable for concessionaire losses caused by malfunction of equipment. AAFES property will not be removed from the premises without the prior written approval of the contracting officer. AAFES property will only be used for this contract. AAFES may inspect AAFES furnished equipment, furniture, and fixtures at any time.

         b. Concessionaire Furnished: Concessionaire will provide and install all the equipment, furniture and movable trade fixtures required by this contract. All concessionaire furnished property is subject to approval of the contracting officer. All electrical equipment will carry the Underwriters' Laboratories (UL) Seal of Approval. At the request of the contracting officer, and prior to the commencement date of services under this contract, concessionaire will give the contracting officer a typed list of all equipment, furniture and movable trade fixtures to be used for this contract. Each item will be identified by manufacturer, model name/number, serial number or concessionaire's fixed asset number, as appropriate. Concessionaire will not sell or remove any equipment, furniture or fixtures from the concession premises without the prior written approval of the contracting officer. Concessionaire will maintain and repair or replace, as necessary, all concessionaire furnished equipment, furniture and fixtures. Title to concessionaire furnished equipment, furniture and fixtures remains with the concessionaire. If Concessionaire uses leased equipment in the performance of the contract, concessionaire must notify the contracting officer of the name and address of the lessor. Concessionaire investment in equipment, furniture and fixtures for this contract is a business risk of the concessionaire. It is expressly understood and agreed that neither AAFES nor any other agency or instrumentality of the United States is or will be liable to concessionaire for costs of concessionaire's investing in equipment, furniture or movable trade fixtures in the event of termination of this contract without extension.

4. TOOLS AND SUPPLIES (DEC 88). Concessionaire will furnish tools of the trade and supplies required for this contract.

5. PROHIBITED ACTIVITIES (FEE 89).

         a. Concessionaire will not, in or about the premises of the military installation, engage in or permit gambling or the use of any device which savors gambling (such as punch cards or slot machines), engage in loan operations, or sell merchandise or services on credit unless otherwise


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                                                      Solicitation #01-001-04-06


provided for in the contract. Contractor is responsible for all deferred charges. Concessionaire will take no actions counter to the purpose of the contract or which have the effect of diverting sales from the concession activity to concessionaire's commercial business activities. Facilities will not be used for performance or support of other AAFES contracts or commercial business activities.

         b. Concessionaire will not provide free merchandise or services except in conjunction with promotional programs approved by the contracting officer.

6. SCOPE OF SERVICE (DEC 88). Concessionaire will only sell merchandise and services specifically set out in the Price Schedule exhibit of this contract. Items sold under this contract will be in good taste.

7. MINIMUM QUALITY (DEC 88). Merchandise and services provided under this contract will be equal to those provided by first quality commercial establishments.

8. PRICES (MAY 99).

         a. Articles stocked for sale will be individually price marked.

         b. Concessionaire will only charge the prices established in the Price Schedule exhibit of this contract.

         c. Where a state law imposes a sales tax on the sale of the item and/or service, the sales tax will be stated separately from the sales price, added to the price in the Price Schedule exhibit, and collected from the customer.

9. AUTHORIZED CUSTOMERS (DEC 88). Concessionaire will sell service or merchandise only to personnel authorized to use AAFES facilities. Concessionaire will comply with AAFES patron identification procedures.

10. CUSTOMER COMPLAINTS AND CLAIMS (DEC 88). Concessionaire will adhere to AAFES' policy of customer satisfaction guaranteed. All customer complaints and claims will be resolved at concessionaire's expense. Any disagreement that cannot be resolved between concessionaire and the customer will be decided by the contracting officer, whose decision will be final and not subject to the Disputes clause. If concessionaire fails to process complaints and claims timely, AAFES may, in addition to other rights and remedies available under this contract, settle customer complaints and claims and charge them to concessionaire's account. Customer complaints or claims based on merchandise or services sold by a predecessor concessionaire will be referred to the contracting officer.

11. SIGNS (JAN 00). Concessionaire will post only those signs approved by the contracting officer. AAFES will furnish (as applicable) and the concessionaire will post the following signs:

         a. Standard AAFES Price List Sign or Satisfaction Guaranteed or Your Money Refunded sign, as appropriate


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                                                      Solicitation #01-001-04-06

         b. Exterior Facility Sign - At concessionaire's expense, exterior and interior signs showing the concessionaire's company name and/or logo may be displayed with approval of the contracting officer.

         c. Hours of Operations

         d. Emergency Contact Sign/Decal

         e. Cash Register Discrepancy Sign

         f. Specialized Policy Signs

         g. Fraud, Waste, and Abuse Sticker

12. UTILITIES (FEE 89).

         a. AAFES will pay for all utilities, to include heat, power, water, sewage service, and trash removal unless otherwise provided in the contract. AAFES will not be liable for losses caused by interruptions of utility service.

         b. Concessionaire will pay for connecting and disconnecting utilities to concessionaire furnished equipment.

         c. Concessionaire will pay all costs for telephone service used in performance of this contract.

         d. Concessionaire furnished equipment requiring utilities hookup will comply with AAFES energy conservation policy. Concessionaire furnished equipment determined by the contracting officer to be energy inefficient will be replaced with acceptable equipment at concessionaire's expense.

         e. Concessionaire and concessionaire employees will comply with AAFES energy conservation programs.

13. INTERNAL CONTROLS (NOV 02). Concessionaire will keep a complete and accurate accounting of all transactions including, but not limited to, facility sales, route sales, organization sales, etc.

         a. Cash Registers. The concessionaire will provide and maintain cash registers, either Electronic Cash Registers (ECR) or an Electronic POS System as required in the exhibit titled Concessionaire Furnished Equipment and as described below. Cash register procedures follow:

              (1) Concessionaire will obtain the written approval of the exchange representative on AAFES Form 6550-27, Contractor's Cash Register Record, before a cash register is placed into or removed from service. The approval will document the information listed on AAFES Form 6550-27 and be signed by the exchange representative and the concessionaire. The concessionaire will immediately notify the exchange representative if a cash register becomes inoperative. Sales will be recorded on AAFES Form 6550-9, Customer Daily Sales Register, until the inoperative register is

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                                                      Solicitation #01-001-04-06


repaired or replaced. An AAFES Form 6550-27 must be completed when the inoperative register is removed from service and again before it is returned to service or replaced.

         (2) All sales (cash, charge card or deposit) will be recorded on the cash register when the transaction is made. Service and merchandise sales will be recorded separately on the designated keys of the cash register. The customer will be given a cash register receipt for the sale.

         (3) Refunds, overrings, void transactions and readings before and after test rings made for other than recording sales (e.g., repair) will be documented using the Concessionaire Cash Register Adjustment Voucher, AAFES Form 6550-24. If the contract requires a cash register with a sales form validation feature, the concessionaire will validate the adjustment vouchers. Attach one copy of completed vouchers, signed by the customer or repairman and concessionaire or concessionaire's designee, to the Z reading receipt tape submitted with the Concessionaire's Settlement Report, AAFES Form 6550-10. All other deductions from sales must be supported as required by the contracting officer.

         (4) The concessionaire will X read cash registers daily at close of business. At the monthly cut-off, concessionaire will Z read the register and remove the register tape. Write the activity/branch number on the tape, Z read, then X read the register again to put the opening readings on the next month's tape. Submit Z reading receipt tapes for each settlement period with the Concessionaire Settlement Report, AAFES Form 6550-10, to the supporting exchange accounting office. Cash register journal tapes will be retained by the concessionaire for six (6) months.

         (5) Only cash, checks, and other cash instruments received from sales, and established change and petty cash funds will be placed in cash registers. All cash register disbursements such as customer refunds or petty cash purchases must be supported by an appropriate refund or petty cash voucher.

         b. Electronic Cash Register (ECR) - The ECR will be a general purpose unit for use in a small business environment. General Specifications:

              (1) Key functions: The following key functions are required: (a) Department Keys: A sufficient number of department keys to accommodate the number of services and/or different fee percentages is required by this contract.

         (b) Numeric Keys: Includes 0-9 keys that are used in entering quantity, price and other values as required. Decimal point will be automatic where required.

         (c) No Sale Key: Other than the emergency release feature, the no sale key must be the only key that opens the cash drawer when the machine is outside of a transaction. No other keys may be used in conjunction with the no sale key. The no sales feature must produce a transactional counter printout on the X and Z readout tapes.


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                                                      Solicitation #01-001-04-06

         (d) Refund Key: Used to refund a completed transaction. Must have separate resettable totalizer which will not subtract nor add to the non-resettable grand totalizer.

         (e) Tax Key: A tax key programmable for various tax rates in accordance with the particular state law. Taxes must totalize on the X and Z readout tape. The register should provide for manual entry of tax amounts different than the programmed amount.

         (f) Item Correct/Void Key: Used to void item operations within a transaction. Must have a separate resettable totalizer which will not subtract nor add to the non-resettable grand totalizer.

         (g) Validation Key: A validation key and slip printer capability. Validation print will be on an item basis, not a transaction basis, printing only a single line of data on a single or multiple copy form.

         (h) Other Keys: Other keys may be used as determined by the concessionaire. Registers with received-on-account, paid out, or other features that subtract from the department total and non-resettable grand totalizer must have those features blocked for non-use.

         (2) Physical: The ECR may be unified or modular in design with overall uniform dimensions not to exceed 21" deep x 20" wide x 18" high. The cabinet will be made of durable molded plastic type material or other heavy duty construction that is stain resistant and easy to clean with general purpose household cleaners. All hinges, locks, latches, mounting brackets and other cabinet hardware will be constructed of metal or other equally durable material that is rust resistant and designed for heavy daily use. The register will be designed to insure that miscellaneous items such as paper clips, metal staples, coins and etc. cannot accidentally enter or fall into the register.

         (3) Cash Drawer: The cash drawer will be of heavy duty construction designed for constant daily use. It will have an emergency release mechanism preferably located under the drawer. The ECR must have a closed drawer feature to prevent register operation unless the drawer is closed and fully latched.

         (4) Keyboard: The keyboard shall be the basic mode of information entry. It shall consist of 10-numeric value keys arranged in standard adding machine configuration, functional keys as required to perform all cash register functions and transaction keys to perform all required cash register transactions. An audible tone will sound when a key is depressed or an error is made.

         (5) Displays: Operator and customer displays are required. Both will be large, easy to read panels having a minimum character height of 1/2 inch. It will display a minimum of 8 numeric values and required transaction indicators. The customer display must be viewable by customers at all times.

         (6) Printer Tapes: Must print a Customer Receipt Tape and a

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                                                      Solicitation #01-001-04-06

Journal Tape.

         (a) Customer Receipt Tape will print header, proper descriptors (including department number) next to amounts and the date. Receipt print shall be legible and self-explanatory and be identified with a cash register number and a transaction number.

         (b) Journal Tape will contain the date, each transaction total, no sales, voids, refunds, X and Z readings and a non-resettable customer or transaction counter printed on it. It shall be legible and self-explanatory. Changing of receipt and journal tape will not require removal of any part of the print mechanism or electroplate.

         (c) ECRs will have a Customer Receipt and Journal Tape (two station) alpha/numeric dot matrix printer units. Unified ECRs will have a "fixed" self-contained, 2-station printer unit with either a drum or alpha/numeric, dot matrix print element.

         (d) The 2-station printer receipt and journal paper will be single-ply rolls having identical dimensions to allow one size roll to fit both printers. Paper will be either 38MM or 44MM wide. The receipt and journal will space and feed paper independent of the other.

         (e) The journal tape will be automatically rolled and stored in a compartment.

         (7) Grand Totalizer: Must have a non-resettable grand totalizer, non-resettable Z reset counter and non-resettable transaction counter. It must produce an X and Z readout tape totaling each/all functions of the register. The non-resettable grand totalizer and Z reset counter need not print on the X tape. The Z readout, after initial printing, must clear all totals except the three non-resettable totalizers.

         (8) Electronic Memory Unit: Will identify by letter abbreviation or numerical identification department numbers, total, change, amount tendered, X and Z operations and any other salient features of the ECR.

         (9) Totals and Counters:

         (a) The register shall have the capability to total all departments with each having a separate total that accumulates net sales, i.e., sales minus refunds and voids.

         (b) Grand Totals: The grand total shall be the result of accumulating gross sales data unaffected by refund and void key entries, i.e., it shall not be decreased by refund and void key transactions. The grand total will be non-resettable, nine-digit capacity and will print on the receipt and journal when read (X read operation).

         (c) Counters: All counters will be four-digit capacity and non-resettable providing a continuous count for customers or transactions.

         (10) Power Requirements: The equipment will have a factory installed, internal power supply that is designed to operate using the

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                                                      Solicitation #01-001-04-06


commercially available power within the AAFES facility.

         (11) Memory Protection: The register will be fully operational after power interruptions or outages without any loss of programming parameters or accumulated totals for a minimum of 125 hours. Register with operating memory on/off switch is not acceptable.

         c. Electronic POS System. Offerers who have not previously obtained AAFES approval of their Electronic POS System must send a request to the contracting officer with adequate information demonstrating the capabilities of the system and its compatibility with paragraph 13, Internal Controls, of Exhibit C, Special Provisions. If the request is not approved, offerers must provide the Electronic Cash Register as identified in paragraph 13.b. above. When an Electronic POS System is approved in writing by the Contracting Officer, the requirements of 13.a. (3) and 13.a.(4) above are not waived. However, in lieu of the AAFES Form 6650-24, Concessionaire Cash Register Adjustment Voucher, the concessionaire may use a printed POS form completed in accordance with paragraph 13.a.(3). The requirements of paragraph 13.a.(4) are waived only if the POS system has an electronic journal tape. All other requirements of this Special Provision still apply. Concessionaire must supply all documents described in their approved system procedures with each settlement report. Modifications of the approved procedures and reports will require written approval of the Contracting Officer prior to implementation.

         d. Forms. The following procedures apply if customer property is accepted for servicing, a deposit is collected, an item is rented, an item is sold on layaway, an item is purchased to be delivered, or an item is ordered for customers.

         (1) Concessionaire will provide prenumbered claim tickets, work orders, sales forms, or order forms as appropriate, acceptable to the contracting officer. Forms will list concessionaire's name, followed by the phrase "Exchange Service Concessionaire." A separate number series will be used for each outlet and forms will be numbered to preclude repetition of numbers during the contract. Concessionaire will submit a list of forms assigned for use by each outlet or route to the supporting exchange office. Distribution of copies will be prescribed by the contracting officer.

         (2) Concession activities accepting customer property for servicing or processing will use claim tickets providing spaces for the following information as applicable: (a) date of order, (b) customer's name, rank, organization or address, and telephone number, (R) description of customer property, (d) list of each service performed, (d) charge(s) for each service, (f) sales tax if applicable, and (g) the following: "If the property identified on this order is not picked up within 90 days after the item is ready, the customer donates and transfers all right, title, and interest in the property to the Army and Air Force Exchange Service." (In case of privately-owned vehicles left for servicing, the customer will be required to sign adjacent to the clause on the concessionaire copy of the order.)

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                                                      Solicitation #01-001-04-06

         (3) Forms will be used in numerical sequence. Voided forms will be annotated with the number of the form used to replace it and processed as a completed transaction. Customer identification and a full description of each product sold, or service performed, will be listed on the form and the charge for each item listed separately. Parts and/or products will not be included with service as a single charge. If the contract requires a cash register with a sales form validation feature, the concessionaire will validate each form for every sales transaction.

         (4) The customer will be furnished a copy of completed form. If a customer calls for property without a claim ticket, require identification, obtain the customer's signature on the control copy, countersign, and indicate the date of pickup.

         (5) Route sales will be shown separately on the settlement report.

         (6) If a customer picks up a portion of the items listed on a claim ticket, the unclaimed items will be listed on a new claim ticket, and the customer furnished a copy.

         (7) Completed forms will be retained in the originating activity for 90 days (1 year for automotive activities) after the applicable settlement report date. After this period, concessionaire will remove forms from the concession activity and maintain at concessionaire's records storage area for three (3) years after final payment under the contract.

         e. Customer Daily Sales Register. If a cash register is not required, concessionaire may use Customer Daily Sales Register, AAFES Form 6550-9. The register will be prepared in duplicate, showing the applicable sales data and signed by the customer. Each sale will be recorded on the sales register at the time payment is made. Customers will be given a receipt showing the name of the concessionaire, item purchased, purchase price, and date of sale. Customer refunds will also be recorded on the sales register. Refund amount will be enclosed in brackets and deducted from register totals. Each refund entry must contain the customer's name, address, telephone number, and signature. Attach a copy of all completed register pages to the settlement report.

14. CONCESSIONAIRE SETTLEMENT REPORT (NOV 02).

    DELETED

15. FEE DEPOSIT AND PAYMENT (MAY 99).

    DELETED

16. TAXES (FEE 89).

         a. Concessionaire is responsible for determining the applicability of and for payment of all federal, state, host country, and local taxes applicable to the property, income, and transactions of concessionaire. If required by applicable laws and regulations, concessionaire will collect and remit sales taxes to the state. Sales taxes which have been collected

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as required by Clause 8, Prices, will be excluded from the computation of gross receipts. The amount excluded will be listed on the Concessionaire Settlement Report. The amount of taxes excluded will not exceed the actual sum payable to the state. If required by state law or regulation, concessionaire will obtain and conspicuously display the state sales tax permit.

         b. Concessionaire warrants that the contract prices or other consideration do not include any tax or duty from which concessionaire is exempt under the laws or agreements of the United States Government, state or host country where this contract is performed. If any such tax or duty has been included in the pricing or consideration through error or otherwise, the contract pricing or consideration will be correspondingly reduced or adjusted. If for any reason after the contract date, concessionaire is relieved, in whole or in part, from the payment or the burden of any tax or duty included in the contract pricing or other consideration, the contract pricing and/or other consideration will be correspondingly reduced or adjusted.

         c. If this contract covers an activity involving a Federal Occupational Tax, concessionaire agrees as a condition precedent to engaging in or operating such activity, to tender to AAFES the amount of any Federal Occupational Tax applicable thereto if payment has not been accomplished by concessionaire, or to reimburse AAFES the amount of any such tax AAFES has paid as a result of the operation of such activity by concessionaire. As between the parties of this contract, notice or demand for payment from an office of the U.S. Internal Revenue Service will be conclusive that the Federal Occupational Tax is payable and in the amount so specified to be due.

17. CONCESSIONAIRE AND CONCESSIONAIRE EMPLOYEES (CONCESSION PERSONNEL) (Jan 00).

         a. Responsible management will be provided during all hours of operation at the concession activity. The manager or designated representative will be knowledgeable of contract terms and conditions and will have authority to conduct business as required by this contract. Authority will include, but will not be limited to, purchase of operating supplies, maintenance and repair of equipment, training of employees, maintaining prescribed hours of operation, supervision of concessionaire employees, and settlement of customer complaints and claims. The concessionaire will provide written notice to the contracting officer naming the person appointed manager or representative.

         b. Concessionaire will furnish a sufficient number of trained, qualified employees to ensure the efficient performance of this contract. New concessionaires will give first consideration for employment to employees of the previous concessionaire, or if direct operated, the AAFES employees.

         c. All concessionaire employees having customer contact must be able to read, write, and speak English at a fluency level sufficient for efficient performance of the contract.

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         d. The concessionaire will, at concessionaire's expense, make employees available for any applicable training according to training dates determined by exchange management.

         e. Concession personnel must meet the health and security standards prescribed by the contract and applicable regulations, and must obtain installation passes, permits, and security clearances when applicable.

         f. Concession personnel will be neat and clean. Customer contact personnel will wear attire typical of styles commonly used by the better local commercial facilities of the same trade and as approved by the contracting officer. Nameplates will be worn by all customer contact personnel. For branded facilities the logo nameplate will be provided by the concessionaire. For non-branded facilities, the standard AAFES nameplate will be worn in the manner prescribed by current directives. Standard AAFES Nameplates will be furnished by AAFES to the concessionaire at a nominal cost.

         g. Concession personnel will give prompt and courteous treatment to authorized customers.

         h. Concession personnel will abide by applicable regulations and directives and conduct themselves so as not to reflect discredit on AAFES.

         i. Concessionaire will discontinue the use of any employee for performance of this contract upon written notice from the contracting officer that the individual is not (or no longer) acceptable for performance under this contract. Concessionaire will not use any such employee to perform other AAFES contracts without the prior written consent of the applicable contracting officer.

         j. Concessionaire will not employ any individual for this contract who has been determined unacceptable for performance under any other AAFES contract or has been separated for cause by AAFES.

18. ACTIONS TO BE TAKEN UPON TERMINATION (INCLUDING EXPIRATION) (JAN 01).

         a. If contractor desires to sell, and AAFES desires to purchase, any or all of the concessionaire furnished property including equipment, furniture and movable trade fixtures, etc., used in the facility by concessionaire for this contract, the value of the property will be jointly agreed upon by both parties. Contractor must show clear title to all items transferred.

         b. Concessionaire will promptly settle concessionaire's account with AAFES including payment in full of all amounts due; yield up the premises, installed property and fixtures, and all AAFES furnished property, clean and in as good order and condition as when received (damage due to acts of God or the U.S. Government, and ordinary wear and tear excepted); surrender all installation passes, decals, etc., for all concession personnel; and complete satisfactory settlement of all customer complaints and claims.

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Termination of this contract does not release concessionaire from the obligation to satisfactorily settle customer complaints and claims.

         c. Concessionaire will promptly remove all concessionaire furnished property not purchased by AAFES including equipment, furniture and movable trade fixtures, tools of the trade and supplies. Property will be removed consistent with phase-out plan approved by the contracting officer. Upon failure to yield up the premises or remove concessionaire's property, the contracting officer may enter the premises, have concessionaire's property removed and stored in a warehouse at concessionaire's expense, and have the premises cleaned and restored at concessionaire's expense. If concessionaire is indebted to AAFES, concessionaire authorizes and empowers the contracting officer to take possession of concessionaire's property and dispose of same by public or private sale without notice, and out of proceeds of sale, satisfy all costs to AAFES including the costs of sale, handling, storage, etc., and any other indebtedness to AAFES.

         d. If concessionaire is not awarded a follow-on contract, concessionaire will arrange transfer of the activity's telephone number to the new concessionaire unless prohibited by the servicing telephone company.

19. UNCALLED-FOR CUSTOMER PROPERTY (DEC 88). Customer property not picked up within 90 days from the ready date is uncalled-for customer property and will be handled as follows:

         a. Concessionaire will contact the customer if the property is not picked up within a reasonable time after it's ready and will keep a record of contacts. If required by the contracting officer, concessionaire will provide a list of uncalled-for customer property indicating the order/ticket number, customer name, description of item(s), and amount due.

         b. The contracting officer will determine disposition of uncalled-for customer property. Uncalled-for customer property valued at more than $100.00 released to concessionaire must be accounted for. Items sold will be handled as a sale. Fees will be paid on these transactions.

         c. Customer vehicles will be turned over to the exchange with copies of the customer order, the work order, the notification to the customer, and all other available documentation. 20. LOST, ABANDONED, AND UNCLAIMED PROPERTY (DEC
88). Personal property left in the concession area will be promptly returned if the owner can be identified. If prompt return is not possible, the items will be turned over to the appropriate military office for lost, abandoned or unclaimed items. (Example: a customer leaves an umbrella in the concession.)

21. INVENTORY TRANSFER (FEE 89).

         a. If this contract is not awarded to the incumbent concessionaire or is for converting an AAFES direct operated service activity to concession operation, the new concessionaire will purchase all unclaimed finished customer orders-which involve processing or repair of customer-owned

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property-from the previous concessionaire or AAFES. This does not include uncalled-for customer property, as defined in Clause 19 of this exhibit. The unclaimed finished customer orders are to be purchased by the commencement date of service under this contract, and the purchase price will be the full charge(s) in effect at time customer(s) turned the item(s) in for processing or repair, less any cash deposit(s) and less AAFES1 fee under any previous contract. The outgoing concessionaire will deliver at no charge all unprocessed orders to the new concessionaire. The new concessionaire assumes full responsibility for servicing unprocessed orders and delivering the finished orders to customers at the original price. Payment of fee to AAFES will be at the rate in either the previous contract or, if previously an AAFES direct operation, this contract. Before starting service under this contract, a listing of transferred inventory-by finished and unfinished work-signed by both the outgoing and incoming concessionaires will be given the contracting officer.

         b. Upon expiration or termination of this contract, concessionaire will transfer all undelivered customer orders to any new concessionaire or to AAFES, as determined by the contracting officer. Payment to concessionaire will be on the basis of the full charge(s) under this contract, less any cash deposit(s) and less AAFES1 fee. Contracting officer will determine appropriate disposal for uncalled-for customer orders. Any monies received from the sale of uncalled-for customer property will be remitted by AAFES to concessionaire, to the extent of concessionaire^ share of the customer charges for services rendered.

22. INDEBTEDNESS (FEE 89).

         a. Concessionaire will pay promptly according to the terms of this contract all indebtedness incurred in connection with performing the contract. If a due date is not specified, payments due AAFES must be received no later than 15 days after receipt of notice of amounts due. If all amounts due under this or other contracts are not received, at any time thereafter the contracting office may direct by written order that daily receipts be turned over to AAFES until all amounts owing AAFES are paid.

         b. AAFES may charge concessionaire for a dishonored check received from concessionaire, except when (1) the bank acknowledges the dishonor to be a bank error or (2) the return is the result of an AAFES error. The charge will not exceed the administrative amount AAFES normally charges its customers for dishonored checks. The contracting officer may require payment to be made in cash, certified check, or cashier's check.

23. PRICE/FEE REVISIONS (FEE 89). The prices and fees established in this contract will remain firm throughout the term of the contract unless revised according to the following:

         a. The contracting officer may initiate a price increase or decrease or grant one at request of the concessionaire. A price increase or decrease will be at the sole discretion of the contracting officer. In the event of a price decrease, the fee to AAFES will be decreased to result in the reduction of income due to the price decrease being absorbed by AAFES. Any increase/decrease in concessionaire expenses directly attributable to

EXHIBIT C               SPECIAL PROVISIONS / CONCESSION                  PAGE 15
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                                                      Solicitation #01-001-04-06

price revisions will be taken into consideration by the contracting officer in computing the appropriate fee change.

         b. The contracting officer will make such price/fee revisions by issuing a unilateral contract amendment to become effective on the date indicated in the amendment. The concessionaire will implement the prices on the date established in the amendment. The fee revision will be considered final unless concessionaire submits a request for reconsideration to the contracting officer within 30 days after receipt of the amendment. A request for reconsideration may only be based on the fact that the contracting officer's fee revision will result in loss of income to the concessionaire which can be directly attributed to the price revision. After receipt of a request for reconsideration, the contracting officer will reconsider the action and issue a final decision under the Disputes clause of this contract. However, nothing in this clause will excuse the concessionaire from proceeding with implementation of the revised prices on the date established in the amendment.

24. INSURANCE (FEE 89).

         a. Concessionaire will maintain in full force and effect, during the contract, at least the insurance coverage in the Insurance Requirements exhibit.

         b. Concessionaire will be liable for damage, loss or injury to property or persons resulting from acts or omissions of concessionaire, concessionaire's employees or agents, whether or not covered by required insurance.

25. PROMOTIONAL EVENTS (OCT 00).

         a. AAFES pursues an active sales promotion program as an integral part of total customer service. There are three parts to the Concession Sales Promotion Program requiring all or a portion of the costs to be borne by the concessionaire.

         (1) Concessionaire-Sponsored (paid for) Specials.

         (a) The concessionaire will conduct promotional events as specified in the contract. The period for each promotional event will be seven consecutive days (to coincide with the AAFES weekly promotion schedule). Promotional items/services will provide a minimum customer savings of 20% off regular prices. Promotional items/services will be selected with the objective of returning promotional value to AAFES customers for each event equal to approximately 5% of the average monthly sales of the concession activity stated in the Schedule. For example, if monthly sales are $10,000.00, the discounts or savings offered should total approximately $500.00 based on the projected sales of promotional items/services. For the second and succeeding years of the contract, the promotional value should equal 5% of the previous 12 months average monthly sales. Concessionaire will bear all costs of the sales promotion program except promotional signs to be furnished by AAFES.

EXHIBIT C               SPECIAL PROVISIONS / CONCESSION                  PAGE 16
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                                                      Solicitation #01-001-04-06

         (b) The specific promotional items/services, discounts, and promotion schedules will be determined by written agreement between the concessionaire and the contracting officer. The agreement need not be in the form of a contract amendment. Promotional items/services will be comparable to that normally offered by the concessionaire and be available in sufficient quantity to meet customer demand.

         (c) The concessionaire will provide the contracting officer with each proposed promotion. The promotional offer will describe the items/services to be promoted, the dates of the promotion, the discounts proposed, and the concessionaire's estimate of the unit sales for the promoted items/services.

         (2) Voluntary Price Reduction Specials. Concessionaire may at any time offer voluntary price reductions for limited time periods upon written agreement between concessionaire and the contracting officer. The agreement need not be in the form of a contract amendment.

         (3) Negotiated Promotional Specials. Other promotional price reductions for limited time periods may be provided upon written agreement between concessionaire and the contracting officer. Such written agreement may provide for temporarily reducing fee in conjunction with the promotional price reduction. The agreement need not be in the form of a contract amendment.

         b. Concessionaire is encouraged to advertise in media produced primarily for distribution on military reservations to authorized customers.

26. AAFES SPECIAL SALES COUPONS AND MERCHANDISE GIFT CERTIFICATES (NOV 02).

         a. AAFES Special Sales Coupons:

         (1) Periodically, AAFES may provide its customers with special sales coupons for use in purchasing merchandise or services provided under this contract at reduced prices. The coupons will show the specific amount of discount customers will be entitled to receive.

         (2) Concessionaire will honor and redeem coupons presented by exchange customers. The coupons are redeemable at face value towards purchase of specific items indicated, subject to compliance with any time limit and other restrictions that may be specified. Coupons will not be redeemed for cash.

         (3) The regular sell price (price before discount) will be rung on the cash register. The amount of monies collected from the customer will equal the regular sell price discounted by the coupon's face value. (4) Concessionaire will have customer's date, sign their name, and print their telephone number on the coupon.

         b. AAFES Merchandise Gift Certificates:

EXHIBIT C               SPECIAL PROVISIONS / CONCESSION                  PAGE 17
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                                                      Solicitation #01-001-04-06

         (1) Concessionaires will follow all current AAFES policies and procedures regarding acceptance and processing of gift certificates, as set out in AAFES EOF 40-11 (Special Retail Programs).

         (2) Concessionaire will honor AAFES Merchandise Gift Certificates and redeem for any combination of merchandise and cash back. AAFES Merchandise Gift Certificates cannot be redeemed for cash only at concession activities. Customers who wish to redeem certificates for cash only must do so at any AAFES direct retail facility.

         (3) Concessionaire will ensure that Gift Certificates have been properly completed by both AAFES and the customer. Review for the following information on certificates:

         (a) Recipient's name must be written on the "Payable To" line of gift certificate.

         (b) Value of gift certificate must be written in both numbers and words. The amount in numbers must agree with amount written in words.

         (c) Ensure that the issuing Exchange Name, 10-digit facility number and a date are indicated on the gift certificate.

         (d) Ensure that all Gift Certificates presented are originals and not copies.

         (4) Ring the merchandise selected and total the sale.

         (5) Tender the amount of the gift certificate(s) as Cash.

         (6) If the amount of the sale is greater than the face value of the certificate(s), collect additional amount due from customer. If the amount of the sale is less than the face value of the certificate(s), give the customer change.

         (7) Write the current date and the word "REDEEMED" on the front of the gift certificate(s) and ask the customer to endorse the back of the certificate(s).

         c. Concessionaire Redemption Procedures: AAFES will reimburse concessionaire for amount of valid coupons and gift certificates redeemed by exchange customers as follows:

         (1) Concessionaire will enter the total face value amount of coupons and gift certificates redeemed, during a reporting period, on the Concessionaire Settlement Report, AAFES Form 6550-10, and deduct (pound)he coupon and gift certificate amount from fee payment due AAFES. (2) The coupons and gift certificates received and redeemed will be submitted to the supporting exchange accounting office with the settlement report. The supporting exchange accounting office will verify the coupon and gift certificate amount.

EXHIBIT C               SPECIAL PROVISIONS / CONCESSION                  PAGE 18
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                                                      Solicitation #01-001-04-06

27. REFUNDS (DEC 88).

         a. Concessionaire will be responsible for refunds to customers for customer dissatisfaction with an item or service or for any overcharges to customers. Should concessionaire refuse or fail to promptly make any refund of overcharges to a customer, AAFES may make the refund and charge the amount to concessionaire's account if the refund is valid. If a customer cannot be located or if refund to a customer is otherwise not practicable as determined by the contracting officer, concessionaire will pay the amount of the overcharge to AAFES within 15 calendar days from date of demand by AAFES.

         b. Requests for refunds not promptly honored are considered complaints or claims subject to the provisions of the Customer Complaints and Claims clause.

28. CUSTOMER CHECKS (APR 01).

         a. Concessionaires are strongly encouraged to accept both local and out-of-town checks in payment for merchandise and services.

         b. Concessionaire may charge the customer for a dishonored check except when (1) the bank acknowledges the dishonor to be a bank error or (2) the return is the result of a concessionaire error. Concessionaire may not charge more than the administrative amount charged by AAFES for dishonored checks. Losses from dishonored checks are concessionaire's responsibility.

         c. With the approval of the local Exchange General Manager, concessionaires in CONUS, Hawaii, Guam and Panama may purchase equipment from AAFES to access any available AAFES check verification system. The concessionaire will pay all costs associated with system, to include equipment, installation, maintenance, supplies, and line charges. AAFES will not be liable for concessionaire losses caused by malfunction of equipment or system outages.

         d. Under no circumstances will the concessionaire record the customer Social Security Number (SSN) on the check.

29. SAFEGUARDING OF CONCESSIONAIRE FUNDS ON ARMY AND AIR FORCE INSTALLATIONS (DEC 88).

         a. When more than $100 are kept in the concessionaire facility during non-operational hours, funds will be secured in a steel safe equipped with a three-position combination tumbler locking device.

         b. When more than $500 are held in the concessionaire facility during non-operational hours, the safe must: (1) be secured to the premises by being encased in a concrete bed; or (2) be bolted or steel-strapped to a floor beam or an internal

EXHIBIT C               SPECIAL PROVISIONS / CONCESSION                  PAGE 19
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                                                      Solicitation #01-001-04-06


wall support beam with the bolts or straps concealed to prevent cutting or prying; or

         (3) weigh in excess of 1,000 pounds.

30. CHARGE CARD AND MILITARY STAR CARD SALES (JAN 01).

         a. Charge Cards: Concessionaire will accept at least two recognized U.S. commercial charge cards, Visa and MasterCard.

         (1) Concessionaire will accept the GSA Smart Pay Card and Government Purchase Card (GPC) from authorized customers and DoD civilians for official purchases upon presentation of the charge card and a Government Identification Card.

         (2) Concessionaire is responsible for the payment of any fees, charge backs, and other arranged costs levied by the charge card issuing companies.

         b. Military Star Card:

         (1) Concessionaire will participate in the Military Star card program for products/services as authorized in this contract. AAFES, Navy Exchange System (NEXCOM), Marine Exchange System (MCX) and the Coast Guard Exchange System authorize the program for use within their facilities and within each exchange system. Primary responsibilities are as follows:

         (a) Concessionaire will report such sales on the Concessionaire Settlement Report in the same manner as other credit card sales.

         (b) AAFES will provide procedures and forms required to process the Military Star card credit transactions.

         (c) Concessionaire will be charged a processing fee of 2.0% of all Military Star card transactions, to include sales tax, less merchandise refunds or adjustments, which will be deducted from the AAFES reimbursement to the concessionaire. The fee percentage may be administratively reduced by AAFES without contract amendment.

         (d) AAFES will pay the contractor in accordance with the Payments clause shown below.

         (e) AAFES will be responsible for collection of Military Star card account balances from customers.

         (f) Concessionaire will handle refunds and adjustments under the Military Star card program in the same manner as other credit card sales.

         (g) The term "daily sales receipts" in Special Provision 22, "Indebtedness", is expanded to include any funds payable to the concessionaire under the Military Star card program.

EXHIBIT C               SPECIAL PROVISIONS / CONCESSION                  PAGE 20
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                                                      Solicitation #01-001-04-06


         (2) Payment (CONUS):

         (a) Payment will be made weekly based on concessionaire's weekly summary of Military Star card transactions as verified and reported by the local exchange. A check will be issued weekly covering the prior Monday through Sunday time period. The check will be sent out approximately one week after the Monday through Sunday transaction period.

         (b) Date of payment is determined to be the earliest of the following:

         ((1)) Date of the check issued to the concessionaire, or

         ((2)) Date an electronic fund transfer is received by the concessionaire regardless of the date the financial institution posts the transfer, or

         ((3)} Date a withholding authorized by the contract is initiated by AAFES.

         (c) Payment will be made by mailing a check to the address shown on the contract, unless the concessionaire provides a different "remit to" address to the contracting officer.

         ((1)) If a contractor wishes to change the address (e.g., street, P.O. Box, city/state) to which payment should be sent or wishes its payments to also reflect a financial institution or a factor's name and be sent to a factor's address, the request must be in writing, signed by a responsible official of the contractor, and submitted to the contracting officer. Any such request must clearly establish which division or subsidiary of a corporation such changes apply to and the address that is superseded by the changes. These changes will become effective when approved by the contracting officer and on the date determined by AAFES. This will normally be 30 days after approval. Changes will be done on an accommodation basis only, with the understanding that no legal obligation is imposed on AAFES for failure to make payment to the new payee/address. The contractor may in similar manner, revoke such changes.

         ((2)) Any request by the contractor to change the name shown on the contract or to assign contract performance must be sent to the contracting officer.

         (d) Any questions or inquiries concerning payments should be directed to the exchange General Manager's office. Unidentified and duplicate payments must be brought to the attention of the exchange General Manager's office immediately upon discovery. The contractor is required to mail a copy of the AAFES check voucher received with unidentified or duplicate payment highlighted. Under no circumstances should unidentified payments be applied against other amounts due.

         (e) Contractors are to wait at least 30 days past the due date of the payment before writing the exchange General Manager's office. Any

EXHIBIT C               SPECIAL PROVISIONS / CONCESSION                  PAGE 21
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                                                      Solicitation #01-001-04-06


interest penalties due to contractor will be computed in accordance with the Prompt Payment Act, 31, U.S.C. 3901-3906 as amended.

31. INSPECTIONS (MAR 00).

         a. The AAFES contracting officer, or any person designated by the contracting officer, may conduct inspections to ensure compliance by the concessionaire with all provisions of this contract.

         b. AAFES may perform surveillance to verify concessionaire and concessionaire employee compliance with contract terms and to detect theft of government funds. Surveillance may include the use of electronic equipment. Concessionaire will inform employees that such surveillance may be conducted and that individuals implicated may be prosecuted in Federal courts. Concessionaire will obtain written certification from all employees that they have been so informed and will maintain the certification on file for the period of the contract. A form for this certification is available from the contracting officer.

         c. Concessionaire is liable and will pay AAFES for losses under this contract detected by surveillance or otherwise discovered or incurred. 32. SMOKING POLICY (DEC 86) . The smoking policy for concession operations will be as directed by the general manager.

33. HEAVY METAL LEACHING (FEE 92). Concessionaire warrants that any product that can reasonably be used to carry food or liquid for human consumption and made of a substance prone to heavy metal leaching such as and to include pewterware, earthenware, ceramicware, chinaware, ironware, lacquerware, bronzeware, brassware, leaded crystalware, and coated/plated items with a heavy metal base furnished under this contract, contains no leachable levels of metals dangerous to users. Maximum leachable levels and test methods are established by the U.S. Food and Drug Administration. AAFES reserves the right to test concessionaire products on an unannounced basis. If a heavy metal leaching failure is found, concessionaire agrees to reimburse AAFES for all followup costs to sample test the remainder of his items for the duration of the contract. This provision does not supersede, replace, or cancel other remedial provisions allowed by the contract. Concessionaire further warrants that products have been tested by either the U.S. Food and Drug Administration or a nationally recognized independent test laboratory and found to be in compliance with the current U.S. Food and Drug Administration action levels and test methods. Test data will be furnished to AAFES upon request by the contracting officer.

34. AAFES/VENDOR PARTNERSHIP MARKETING PROGRAM (JUL 94). The AAFES Marketing Program consists of numerous elements to enhance the sale of consumer products and services. At the contractor's request, AAFES will give the contractor the opportunity to participate in selected elements of the Program. All participation will be in conjunction with the sale of authorized products and services to authorized customers. AAFES reserves the right to limit the degree of participation based on availability, designated themes of special events, and the overall goals of the program.

EXHIBIT C               SPECIAL PROVISIONS / CONCESSION                  PAGE 22
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                                                      Solicitation #01-001-04-06


35. ORGANIZATIONAL SALES (NOV 00). Concessionaire may sell items to authorized official organizations and activities of the U.S. Armed Forces. Sales will be recorded on the cash register at the time the sales transaction is made. Any losses incurred as a result of organizational sales are concessionaire's responsibility.


EXHIBIT C               SPECIAL PROVISIONS / CONCESSION                  PAGE 23

                                                     Solicitation # 01-001-04-06

                                    EXHIBIT D
                                 Price Schedule

1. The contractor will be required to offer all services to the residents at a fixed discount savings percentage from the contractors tariff prices offered to residents off the installation/base in Alaska. The fixed discount percentages will apply for the term of this contract and will be offered for individual services (unbundled) and bundled package services. Residents will receive the lower rate between the fixed discount rates and any promotional offer applicable at the time of purchase of service or upgrade of service. All discounts are measured against the contractor's tariff rates for Services in Alaska.

2. The contractor will submit a state tariff rate plan annually or as it changes to AAFES.

3. Contractor price for installation charges of any of the services offered under this contract will not exceed the price charged off the installation. Contractor will not charge the Resident a disconnection or reconnection/installation fee when the Resident is moving from one dwelling to another on the installation nor will customers incur a charge to switch to services offered under this contract. Customary fees and charges will be waived for those Residents that are deployed or TOY for more than 60 days for disconnection and/or reconnection of services.

4. Residents are given the option to select one, all or none of the Services offered.

5. The contractor will directly invoice the customer and will assume all billing and collection responsibilities for the Services provided. AAFES shall have no right or obligation to bill or collect any payments from customers or potential customers for Services provided or to be provided hereunder.

6. AAFES will conduct periodic pricing reviews to verify prices are in accordance with the price schedule, the contractors tariff rates or promotional offers off the installation and the fixed discount savings percentage. Contractor should keep accurate records concerning promotions, specials, or discount coupon amounts that are programmed into the billing system. This is suggested to explain any discrepancies to the contracting officer which could result from a pricing review where the reviewer would not have this information.

EXHIBIT D                        PRICE SCHEDULE                                1

                                                     Solicitation # 01-001-04-06

                                    EXHIBIT E
                    Fixed Discount Percentage & Pee Schedule

1. Offerer must enter below the single fee percentage or flat dollar amount for all services listed below. Offerer agrees to pay AAFES the fee indicated below for gross sales generated for all services performed under this contract. Fee will remain in effect for the entire term of the contract(s). Fee will be computed on the total combined gross revenues billed to customers each month for all services covered under this contract at all installations.


Service & Fee Offer                                          Fee

Eielson AFB

Unbundled Services

Local telephone service                                      8%
Long Distance telephone service                              8%
Broadband Internet service                                   8%
Dial-up Internet Service                                     8%
Television                                                   8%
Wireless Airtime residual fee                                8%
Wireless Post-Paid activation/renewal                        8%
Wireless Pre Paid Cards                                      8%
Wireless Equipment/Accessories/Phones                        8%

Bundled Packages

Local Phone Service, Television Service                      8%

Local Phone Service, Broadband or Dial-Up
Internet & Television Service                                8%

Local Phone Service, Broadband or Dial-Up
Internet, Television Service, & Wireless
phone service                                                8%

Locals LD Phone Service, Television Service                  8%

Note: Offerer may offer other bundled package plans, however, must Include a fee to AAFBS.

2. Items exempt from Fee:

         (1) Refunds and credits to customer
         (2) Directory assistance charges that are "pass through"
         (3) Promotions as approved by the contracting officer

EXHIBIT E                         FEE SCHEDULE                                 1

                                                     Solicitation # 01-001-04-06
         (4) Government Imposed Fees
         (5) Administrative Charges (i.e. late payment penalty, returned check fee)

3. Fixed Discount Percentages: Offerer must enter the fixed discount savings percent and flat dollar amount for wireless activations for each unbundled and bundled service. The fixed discounts will apply for the term of the contract. Refer to Exhibit D, Price Schedule. Offerer is required to submit the tariff rate plan with their proposal.

Service                                        Fixed Discount Percent/Flat Fee

Unbundled Discount Savingst

Local Telephone Service                                     37.5
Long Distance Service                                      100
Wireless Activation                                        100
High Speed Internet                                         42.8
Television Service                                          28.6

Bundled Package Discount Savings:

Local Phone Service, Television Service                     25%

Local Phone Service, Broadband or Dial-Up
Internet & Television Service                             16.6%

Local Phone Service, Broadband or Dial-Up
Internet, Television Service, & Wireless
phone service                                             17%

Locals LD Phone Service, Television Service        N/A, must.have data for phone

Note: Offerer may offer other bundled package plans, however, must include a discount percent savings.

4. Fee Deposit: A contract fee deposit will be required upon contract award. The contract fee deposit will be determined by multiplying the contract fee by the estimated monthly sales for all locations covered in the contract.

5. Fee Payment & Settlement Reports:

         a. The reporting period will be by calendar month. Settlement reports and fee payments are due at HQ AAFES on

EXHIBIT E                         FEE SCHEDULE                                 2

                                                     Solicitation # 01-001-04-06


                                    EXHIBIT E
                    Fixed Discount Percentage & Fee Schedule

1. Offerer must enter below the single fee percentage or flat dollar amount for all services listed below. Offerer agrees to pay AAFES the fee indicated below for gross sales generated for all services performed under this contract. Fee will remain in effect for the entire term of the contract(s). Fee will be computed on the total combined gross revenues billed to customers each month for all services covered under this contract at all installations.

 Service & Fee Offer                                        Fee

 Eielson AFB Unbundled Services
 Local telephone service                                ____________%
 Long Distance telephone service                        ____________%
 Broadband Internet service                             ____________%
 Dial-up Internet Service                               ____________%
 Television                                             ____________%
 Wireless Airtime residual fee                          ____________%
 Wireless Post-Paid activation/renewal                  $___________
 Wireless Pre Paid Cards                                ____________%
 Wireless Equipment/Accessories/Phones                  ____________%
 Bundled Packages
 Local Phone Service, Television Service                ____________%
 Local Phone Service, Broadband or Dial-Up
 Internet & Television Service                          ____________%

 Local Phone Service, Broadband or Dial-Up
 Internet, Television Service, & Wireless
 phone service                                          ____________%

 Local& LD Phone Service, Television Service            ____________%


Note: Offerer may offer other bundled package plans, however, must include a fee to AAFES,

2. Items exempt from Fee:

         (1) Refunds and credits to customer
         (2) Directory assistance charges that are "pass through"
         (3) Promotions as approved by the contracting officer

EXHIBIT E                         FEE SCHEDULE                                 1

                                                     Solicitation # 01-001-04-06

         (4) Government Imposed Fees
         (5) Administrative Charges (i.e. late payment penalty, returned check fee)

 3. Fixed Discount Percentages: Offerer must enter the fixed discount savings percent and flat dollar amount for wireless activations for each unbundled and bundled service. The fixed discounts will apply for the term of the contract. Refer to Exhibit D, Price Schedule. Offerer is required to submit the tariff rate plan with their proposal.

 Service                                       Fixed Discount Percent/Flat Fee
 Unbundled Discount Savings:
 Local Telephone Service                                _________%
 Long Distance Service                                  _________%
 Wireless Activation                                    $________
 High Speed Internet                                    _________%
 Television Service                                     _________%

 Bundled Package Discount Savings:

 Local Phone Service, Television Service                _________%

 Local Phone Service, Broadband or Dial-Up
 Internet & Television Service                          _________%

 Local Phone Service, Broadband or Dial-Up
 Internet, Television Service, & Wireless
 phone service                                          _________%

 Local& LD Phone Service, Television Service

Note: Offerer may offer other bundled package plans, however, must include a discount percent savings.

4. Fee Deposit: A contract fee deposit will be required upon contract award. The contract fee deposit will be determined by multiplying the contract fee by the estimated monthly sales for all locations covered in the contract.

5. Fee Payment & Settlement Reports:

         a. The reporting period will be by calendar month. Settlement reports and fee payments are due at HQ AAFES on

EXHIBIT E                         FEE SCHEDULE                                 2

                                                     Solicitation # 01-001-04-06

the 25th day of the month following the month of performance. Payments due on Saturday, Sunday or federal holidays will be due the next workday.

         b. If fee payments to AAFES are not made by the due date, the contractor will pay AAFES interest calculated in accordance with the semiannual interest rate determination by the Secretary of the Treasury under authority of the Renegotiation Act for each day the payment is late. This charge will be in addition to other remedies provided by the contract.

         c. Monthly reports should contain at a minimum, the data requested in Attachment 1.

         d. Settlement reports must be electronically transferred to the below e-mail address on the 25th day of the month following the month of performance. An additional copy of the settlement report should be provided to the Services Business Manager at each installation.

         phonefiles@aafes.com
         faircloth@aafes.com

If electronic copies are not possible due to Internet inoperability, fax or mail the settlement reports to:

         HQ AAFES
         ATTN: FA-C/AR
         P.O. BOX 660202
         Dallas, Texas 75266-0202

         e. Fee payments must be electronically transferred to:


                                      Wachovia Bank of Georgia
                                      Atlanta, GA
                                      ABA: 061000010
                                      FCT:  Army & Air Force Exchange
                                      ACCT: 15-011-847

         f. Reports: Contractor must provide an automated electronic billing system. The System software must be able generate a subscriber sales report (computer printout). A separate report will be generated for each location/installation and provide the following information, at a minimum, and must be submitted with the contractors settlement report:

EXHIBIT E                         FEE SCHEDULE                                 3

                                                     Solicitation # 01-001-04-06

         (1) Location
         (2) Number of new accounts opened for each service
         (3) Sales for each service

         (4) Concessionaire will maintain individual subscriber sales activity for the entire time the subscribers account is active, and for one year following the closing of the account, in a format acceptable to the contracting officer.

         (5) Contractor will be required to furnish management reports at the request of AAFES, showing the aggregate number of lines, minutes of use, number of calls, number of Internet, television, wireless and local/long distance customers, and the contractor's sales and the fee to AAFES for each service.

EXHIBIT E                         FEE SCHEDULE                                 4

Concessionaire Settlement Report
-------------------------------------------------------
Eietson AFB, Alaska

Performance Month/Year:
-------------------------------------------------------
Facility Number:
-------------------------------------------------------
Installation: Contract Number :
01-001-04-06
------------------------------------------------------------------------------------------------------------------------------------
Sales Data
------------------------------------------------------------------------------------------------------------------------------------
Residential Local                                      $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
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Residential Long Distance                              $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
------------------------------------------------------------------------------------------------------------------------------------
Dial Up Internet                                       $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
------------------------------------------------------------------------------------------------------------------------------------
High Speed Internet
------------------------------------------------------------------------------------------------------------------------------------
Television Services                                    $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
------------------------------------------------------------------------------------------------------------------------------------
Wireless Airtime Residuals                             $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
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Number of Post Paid Activations                        $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
------------------------------------------------------------------------------------------------------------------------------------
Number of Pre Piad Activations                         $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
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Wireless Prepaid Card Sales                            $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
------------------------------------------------------------------------------------------------------------------------------------
Wireless Equipment/Accessories Sales                   $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
------------------------------------------------------------------------------------------------------------------------------------
Wireless Phones/phone upgrades                         $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
------------------------------------------------------------------------------------------------------------------------------------
Bundled Service Sales:
------------------------------------------------------------------------------------------------------------------------------------
Local Phone Service, Television Service                $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
------------------------------------------------------------------------------------------------------------------------------------
Local Phone Service, Internet Svc & Television Svc     $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
------------------------------------------------------------------------------------------------------------------------------------
Local Phone Service, Internet Service , Television     $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
Svc, Wireless Svc
------------------------------------------------------------------------------------------------------------------------------------
Local & LD Phone Service, Television Service           $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
------------------------------------------------------------------------------------------------------------------------------------
Local & LD Phone Service, Internet Service &           $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
Television Svc
------------------------------------------------------------------------------------------------------------------------------------
Local & LD Phone Service, Internet Service,            $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
Television, & Wireless Svc
------------------------------------------------------------------------------------------------------------------------------------
TOTAL BILLED REV + SALES ADJUSTMENT                    $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
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Fees to AAFES
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Fees on Residential Local                              $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
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Fees on Residential Long Distance                      $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
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Fees on Dial-Up Internet
------------------------------------------------------------------------------------------------------------------------------------
Fees on High Speed Internet Service                    $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
------------------------------------------------------------------------------------------------------------------------------------
Fees on Television Services                            $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
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                                                       Attachment 1 to Exhibit E

------------------------------------------------------------------------------------------------------------------------------------
Fees on Wireless Airtime Residuals                     $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
------------------------------------------------------------------------------------------------------------------------------------
Fees on Number of Post Paid Activations                $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
------------------------------------------------------------------------------------------------------------------------------------
Fees on Number of Pre Piad Activations                 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
------------------------------------------------------------------------------------------------------------------------------------
Fees on Wireless Prepaid Card Sales                    $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
------------------------------------------------------------------------------------------------------------------------------------
Fees on Wireless Equipment/Accessories Sales           $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
------------------------------------------------------------------------------------------------------------------------------------
Fees on Wireless Phones/phone upgrades                 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
------------------------------------------------------------------------------------------------------------------------------------
Bundled Service Fee:
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Local Phone Service, Television Service
------------------------------------------------------------------------------------------------------------------------------------
Local Phone Service, Internet Service & Television     $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
Svc
------------------------------------------------------------------------------------------------------------------------------------
Local Phone Service, Internet Service, I elevision     $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
Svc, Wireless Svc
------------------------------------------------------------------------------------------------------------------------------------
Local & LD Phone Service, Television Service           $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
------------------------------------------------------------------------------------------------------------------------------------
Local & LD Phone Service, Internet Service &           $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
Television Svc
------------------------------------------------------------------------------------------------------------------------------------
Local & LD Phone Service, Internet Service,            $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
Television, & Wireless Svc
------------------------------------------------------------------------------------------------------------------------------------
Total Fees                                             $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
------------------------------------------------------------------------------------------------------------------------------------
Total Sales                                            $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00
------------------------------------------------------------------------------------------------------------------------------------
Sales Adjustments Listed:

                                                      Attachment 1 to Exhibit E

                                                     Solicitation # 01-001-04-06

                                   Exhibit F
                                    Insurance

The concessionaire will maintain, during any contract period, insurance coverage listed below, with insurance company(ies) acceptable to AAFES. All liability insurance coverage will name the United States and AAFES as additional and several insured for claims, demands, suits, judgments, costs and expenses arising out of or in conjunction with any loss, damage or injury resulting from the negligence or other fault of the concessionaire, or concessionaire's agents, representatives or employees. The types of insurance coverage to be maintained are:

a. The following coverage in amounts complying with state or military installation requirements, whichever is greater, where this contract is performed:

         (1) Worker's Compensation and Employer's Liability Insurance

         (2) Automobile Bodily Injury and Property Damage Liability for vehicles operated in performance of this contract by the concessionaire, the concessionaire's agents or employees on the military installation, whether or not owned by concessionaire.

b. The concessionaire will maintain the coverages listed below and will furnish a current Certificate of Insurance, ACORD Form 25-S, showing the insurance is in effect. The Certificate of Insurance must show the United States and AAFES as additional and several insureds for all liability coverages. The "INSURED" block of the Certificate of Insurance must list both the concessionaire's name and the AAFES contract number.

         (1) Commercial General Liability/Products Liability Insurance maintain in minimum combined single limits of $1,000,000, per occurrence for bodily injury and property damage.

EXHIBIT F                                                                 PAGE 1

                                                     Solicitation # 01-001-04-06

                                    Exhibit G
                           Performance Specifications

1. The contractor will be responsible to install, own, upgrade and maintain their System and the Facilities necessary for the provision of all Services covered under this contract. The contractor will be responsible for providing all services required by this solicitation including sales to the customer, service activation and installation, equipment maintenance and customer service, billing, collections, and management information reports. All items required for each type of service must be furnished at each facility where the service are offered.

2. The contractor will be required to furnish the following services in connection with this contract:

         a. Provision of literature to each Resident customer explaining detail how each service works, the rates and charges and the billing and payment schedules.

         b. Collection services to permit payment by Residents by check, cash, or credit card.

         d. The contractor is responsible for all fraudulent, uncollectible and unbillable transactions. AAFES will bear no responsibility for fraudulent, uncollectible or unbillable Services. Resident will be responsible to pay administrative charges if payment is not received within the required due date. Late fee charges cannot exceed those fee's charged in the local market.

         e. The contractor will provide all sales materials, including displays, brochures, etc, to market services to the Residents. The Resident will be notified that their agreement is with the contractor and not AAFES and that resolution of disputes should be with the contractor. Special emphasis will be placed on the term of the contract, the price, features and terms of the service.

         f. Coordinating program policies with AAFES that impact customer accounts, prior to implementing new policies.

         g. Establishing a single point-of-contact for program management with Headquarters AAFES in Dallas, Texas.

         h. Obtaining permission for right-of-way and to gain required permits and licenses to perform the installation, provide the Services, and maintains the technology platform over the term of the contract.

EXHIBIT G                                                                 PAGE 1

                                                     Solicitation # 01-001-04-06


         i. Upgrading or enhancing the technology and delivery platform to accommodate new and emerging features and services over the term of the contract as these services become available in each local market as mutually agreed upon the contracting officer and contractor.

         j. Billing and collection for all products and services sold. Bill payment may be mailed or accepted at the on-base sales location. Financial arrangements for services offered is a matter solely between the contractor and the customer.

         k. Ensure that AAFES is indemnified from any financial or legal exposure that may result from any fraudulent calls that may be originated or terminated from equipment or services provided under this contract.

         1. Ensure that AAFES is indemnified from liability for any unbillable calls that may result from billing system errors, failures or other causes. Ensure that AAFES is indemnified from liability for all uncollectible calls.

         m. Reimbursement to the AAFES or the installation for any construction damage that is associated with the installation of service.

         n. Contractor will provide complete drawings of all installed property, according to the industry standard, showing the locations of all facilities to each installation.

         o. Provision of service where service currently does not exist in new buildings.

         p. Requirement to minimize the inconvenience and cost associated with involuntary transfer or deployment of customers outside contractor's service area where service is not available on the same wireless price plan as chosen by the customer. If a customer presents Permanent Change of Station (PCS) or Temporary Duty (TDY longer than 30 days) orders prior to expiration of the service agreement involving amortization of the phone, the customer will have the option to:

                  1. Return wireless phones without penalty.

                  2. Purchase wireless phones for a price to be negotiated between the customer and the concessionaire.

                  3. If the service agreement does not include a phone, no penalty will be assessed. Transfers of customers within the concessionaire's service area will be made at no charge to the customer.

EXHIBIT G                                                                PAGE  2

                                                     Solicitation # 01-001-04-06

         q. All customer agreements for television, residential phone, wireless and internet services shall give the customer the right to terminate service at any time without penalty to the customer.

         r. Establishing a program that allows suspension of service during periods of involuntary temporary duty out of the wireless service area for periods of 30 days or more.

         s. Contractor will support and participate in the AAFES Policy of 100% Satisfaction Guaranteed.

         t. Contractor will configure satellite TV dishes to minimize the number required. (E.g. one dish for multiple family or barracks/dormitory buildings or one dish to cover multiple single family dwellings.)

         u. Contractor, Contractor employees and sales representatives are prohibited from coercing customers or using high-pressure sales tactics to induce customers to purchase services or products outside the scope of this contract.

         v. Contractor will install Automated Voice Response system that is available 24 hours a day, 7 days a week and accessible from all locations via a toll free number

         w. Contractor must provide an automated electronic billing system for the following types of service. Internet Access, Internet Telephony (Voice Over Internet Protocol, Unofficial Telephone Service) and Cable Television. System software must be able generate a subscriber sales report (computer print-out).

         x. Contractor must provide a copy to AAFES of the sample reports which will be available from their accounting system prior to commencement of service under this contract.

3. AAFES agrees to:

         a. Establish a single point-of-contact (POC) at its headquarters in Dallas, Texas for assisting the contractor(s) in the national/regional marketing efforts outlined in this solicitation.

         b. Establish a single point-of-contact (POC) at each Army and Air Force post or base where AAFES provides services for monitoring these programs and assisting in the local marketing efforts.

         c. At contractor's option and expense, under conditions mutually agreed to by the parties, cooperate in an effort to provide the contractor information from AAFES check and credit verification files for the sole purpose of the contractor's reference in considering acceptance of any service agreement and/or purchase.

EXHIBIT G                                                                 PAGE 3

                                                     Solicitation # 01-001-04-06

         d. AAFES will make available to the contractor marketing channels including direct mail, tabloid, TV and AAFES radio at the contractor's expense. Use of these marketing channels is optional.

         e. At contractor's option and expense, under conditions mutually agreed to by both parties, AAFES will distribute promotional materials within its stores or other marketing channels.

EXHIBIT G                                                                 PAGE 4

                                                     Solicitation # 01-001-04-06

                                    Exhibit H
                Equipment and Service Performance Specifications

1. The services shall be delivered by the contractor to all Residents.

2. The contractor, at its sole cost and expense make the Services available to the Residents, and be designed, upgraded, built and maintained. Contractor will monitor and provide maintenance of equipment as required to ensure the services are available 24 hours a day, 7 days a week.

3. The contractor shall construct, install, own, upgrade and maintain the System and the Facilities necessary for the provision of Services to the Premises. Prior to the commencement of any construction and/or installation work, including modifications and upgrades of the contractors System and the Facilities, the contractor shall prepare and deliver to the Army and the Air Force, the proposed design and technical specifications for approval. No work shall commence until the Army and/or Air Force has approved the plans. In no event shall the Army and/or Air Force approvals of the plans be deemed a representation that the plans comply with applicable laws, rules or regulations, such responsibility remaining with the contractor.

4. The use of government cable or other telecom providers facilities is to be contracted between the contractor and the government and/or other telecom providers to include any applicable fees for its use.

Service Requirements:

1. Wireless Service:

1. The contractor will offer post and prepaid wireless packages equal to or better than wireless packages offered off the installation. A variety of calling plans with enhanced features will be offered. At a minimum, wireless phones and packages must conform with the following:

         a. Ability to place and receive calls through use of the handset (and optionally hands-free for vehicle phones).

         b. Ability to store at least fifty frequently called numbers for speed dialing.

         c. Must have a screen menu that displays phone number dialed, and roaming/home system status and signal and battery status.

         d. Must provide ability to lock and unlock unit with an electronic code to avoid unauthorized access.

EXHIBIT H                                                                 PAGE 1

                                                     Solicitation # 01-001-04-06

         e. Must provide volume control.

         f. Must have other features necessary to initiate and receive calls, and to make changes to stored numbers lists.

         g. Wireless phones must provide a minimum talk time of two and one-half hours and stand-by time of thirty-six hours.

         h. Individual telephones/handsets must be able to be purchased without the purchase of a service package.

         i. Wireless equipment and accessories sold to the customer will be new. The concessionaire may offer refurbished or used equipment resulting from customer returns if acceptable to the contracting officer. Refurbished or used equipment must be disclosed to the customer and offered at a discount.

2. Wireless network service must conform with the following:

         a. Ability to complete local, domestic, and international calls.

         b. Ability to receive incoming calls.

         c. Ability to reach 911.

         d.Ability to reach operator.

         e. Ability to make 0+ calls.

         f. Ability to reach directory assistance.

         g. Ability to reach 800 numbers.

         h. On a call originated by the wireless subscriber, billing will begin when the called party answers where answer supervision is available and when the caller presses the "Send" button when the call is terminated to another wireless subscriber. Where answer supervision is not available, a standard industry-timing factor may be used for the start of billing.

         i. On a call terminating to the wireless subscriber, billing will not begin until the wireless subscriber presses the "Send"/"Talk" button.

         j. For calls within the wireless providers area, billing from the carrier must include at a minimum: date, calling or called number, rate period, duration, amount charged for airtime, amount charged for local landline time if applicable, roaming charges if applicable, applicable taxes and total cost.

EXHIBIT H                                                                 PAGE 2

                                                     Solicitation # 01-001-04-06

         k. Prepaid service - concessionaire must provide customers the option of paying in advance by money order, check or credit card for wireless phone services.

         1. Prepackaged prepaid wireless phones - concessionaire may offer a prepaid wireless phone either prepackaged or sold individually.

         m. Billed service - concessionaire must provide customers the option of being billed for wireless phone services, equipment and accessories and must accept payment by money order, check or credit card.

         n. Packaged wireless phones and services: At a minimum, packaged wireless phones and services must offer the same specified features as wireless phones and services sold separately.

         o. Enhanced wireless service: At a minimum, voice mail, call waiting and call forwarding will be offered. Contractor may propose additional, non-exclusive, enhanced wireless services such as wireless Internet service, music, photos, etc., for approval of the contracting officer.

         p. Wireless accessories: Accessories must be compatible with phone units being sold. Accessories that are standard in the marketplace including but not limited to additional batteries and battery chargers, cigarette lighter adapters, cases and wireless headsets must be stocked and merchandised. Contractor must have an adequate assortment of accessories on display at all times.

         q. Pre Paid wireless phone cards: At a minimum pre paid wireless phone cards for the concessionaires network in industry standard denominations must be stocked and merchandised. Contractor is encouraged to offer pre paid wireless phone cards for other pre paid wireless networks.

         r. Wireless phone insurance: May offer optional wireless equipment insurance for replacement of instruments and accessories that are stolen or damaged with a deductible of no more than $50. If offered, must permit 30-day termination either by phone or in writing with no penalty.

         s. Warranties: Contractor must offer standard warranties that meet or exceed those available in the market area surrounding the installation. Terms on any limitation of warranty on used equipment must be fully disclosed to the customer.

         t. Phone Upgrades: Changes in network technology for wireless phones that necessitate an upgrade of products sold under this program require the contractor to provide an amortization

EXHIBIT H                                                                 PAGE 3

                                                     Solicitation # 01-001-04-06

schedule showing residual value credit. For example, the network changes to a new generation of digital technology during the life of the contract and the wireless phone will not operate on the new generation digital network. The contractor provides the customer a credit towards the purchase of a new digital wireless phone or the contractor upgrades the customer's phone at the contractor's expense.

         u. Service Plan Changes: Customers must be permitted to change to a less expensive or more feature rich service plan if the concessionaire offers a better plan than the customer currently has. The change will be made at no cost to the customer.

2. High Speed Internet Access:

1. The contractor will offer broadband Internet services with an "always on" connection with a minimum speed up of 256kbps download. Data services will include the standard suite of services currently available to customers at no additional fee. Data services must meet or exceed the speed, performance levels and service offered in the local area.

2. The following will be offered as basic subscriber services of High Speed Internet Access:

         a. Cable Internet or Asymmetric Digital Subscriber Line-ADSL technology will be used to provide high speed Internet access.

         b. The sale of equipment/products related to the offering of Internet service is authorized. Warranty would be subject to the manufacturers warranty. In the event of defective equipment, the contractor will replace the equipment at no cost to the customer with 24 hours of notification and credit the customer's account for the period of disruption in service.

         c. Customers will have the option of switching from one plan to another at no charge.

3. Internet Access Service - Network:

         (a) The network configuration will be of a modular design that can be implemented on an as needed basis, with each module designed to support a minimum of 500 users. The configuration should include a Domain Name Server
(DNS), a Proxy Server, a NEWS server, an e-mail server, home page server, an authorization server, an access module consisting of modem racks and terminal servers, a backbone router, and a private commercial direct line connection to the contractors commercial Point-of Presence (POP). Where necessary contractor will also provide repeaters and any other equipment required for the efficient performance of the contract. This configuration is required at each installation where Internet services are offered.

EXHIBIT H                                                                 PAGE 4

                                                     Solicitation # 01-001-04-06

         (b) All equipment must be upgraded as required to include market proven developments in the industry upon the mutual agreement of AAFES and the contractor.

         (c) The backbone must have sufficient bandwidth for efficient performance of the contract and to meet the required speed and must be expanded/upgraded as necessary to meet customer demand. Equipment must have a sufficient capacity to meet customer demand to access the network at any one time. The target data transfer rate changes from application to application. In general the network must be a congestion free environment that reliably transmits data the first time when a user requests it.

         (d) Contractor is responsible for obtaining and paying for all trunk lines, cable pairs, and any other equipment required for efficient performance of the contract. All equipment must be upgraded as required to include market proven developments in the industry upon the mutual agreement of AAFES and the contractor.

         (e) Advertising sites that are offensive or in conflict with the Honor and Decency Act are not authorized. The availability of a filtering system is required to restrict the access to sexually explicit and/or adult content.

3. Television Service: The contractor's television channel line-up will be equal to or better than residents who live off the installation. State of the art bundled television services will be provided to include basic channels, standard, premium channels, and if available, digital premium services, digital cable services, pay per view, video on demand, and high definition entertainment.

         a) The contractor shall be responsible for insuring that each such system is designed, installed, and operated and maintained in a manner that fully complies with the provisions of the FCC at all times. At a minimum, the standards are:

         o The frequency boundaries of cable television channels delivered to subscriber terminals;

         o        The frequency tolerance of CATV visual carriers;

         o        The frequency tolerance of CATV aural carriers;

         o        The minimum visual carrier levels at subscriber terminals;

         o The allowable tolerance for visual carrier level variations within 24 hours;

         o The maximum and minimum aural carrier specifications, with respect to visual carrier levels;

EXHIBIT H                                                                 PAGE 5

                                                     Solicitation # 01-001-04-06

         o The maximum allowable level of visual low frequency distortion;

         o        The frequency response of each channel;

         o The allowable visual signal-to-system noise level and to any undesired co-channel signal;

         o        The allowable level of intermodulation distortion;

         o        The minimum amount of isolation between subscriber terminals;

         o        Signal leakage;

         o Operation near aeronautical and marine emergency radio frequencies,

         o        Receiver-generated interference.

         (b) The concessionaire recognizes that signal leakage or other interference, including emission, radiation, or induction, from the CATV system that affects the Government's air navigational, communications, or surveillance facilities, or other electronic device or equipment located on the Military base may disrupt or endanger military activities and may pose a threat to the safety of both the public and military personnel. The concessionaire shall take all necessary actions, including testing, maintenance, and coordination with government personnel to prevent any such leakage or interference. Upon receiving notice of such leakage or interference from whatever source, including the concessionaire's own testing and monitoring activities, the concessionaire shall immediately take corrective action at its own expense to eliminate the leakage or interference. Compliance with the technical standards set forth or incorporated in this contract shall not relieve the concessionaire of its obligations arising under this subparagraph.

         (c) Maintain interior cable and terminating equipment (patch panels, wall jacks, etc. where required) to Telecommunications Industries Association / Electronic Industries Association (TIA/EIA) standards and be responsible for troubleshooting, repair, removals, and preventive maintenance in residence or buildings served where required. Most buildings, new and existing, will have coaxial cable already wired in providing television service.

         (d) The contractor shall conduct complete performance tests of that system at least twice each calendar year (at intervals not to exceed seven months), unless otherwise noted below. The performance tests shall be directed at determining the extent to which the system complies with all the technical standards set forth by the FCC and shall be as follows:

         (1) For cable television systems with 1000 or more

EXHIBIT H                                                                 PAGE 6

                                                     Solicitation # 01-001-04-06

subscribers but with 12,500 or fewer subscribers, proof-of-performance tests conducted pursuant to this section shall include measurements taken at six (6) widely separated points. However, within each cable system, one additional test point shall be added for every additional 12,500 subscribers or fraction thereof (e.g., 7 test points if 12,501 to 25,000 subscribers; 8 test points if 25,001 to 37,500 subscribers, etc.). In addition, for technically integrated portions of cable systems that are not mechanically continuous (i.e., employing microwave connections), at least one test point will be required for each portion of the cable system served by a technically integrated microwave hub. The proof-of-performance test points chosen shall be balanced to represent all geographic areas served by the cable system. At least one-third of the test points shall be representative of subscriber terminals most distant from the system input and from each microwave receiver (if microwave transmissions are employed), in terms of cable length. The measurements may be taken at convenient monitoring points in the cable network: Provided, that data shall be included to relate the measured performance of the system as would be viewed from a nearby subscriber terminal. An identification of the instruments, including the makes, model numbers, and the most recent date of calibration, a description of the procedures utilized, and a statement of the qualifications of the person performing the tests shall also be included.

         (2) Proof-of-performance tests to determine the extent to which a cable television system complies with the standards set forth by the FCC shall be made on each of the NTSC or similar video channels of that system. Unless otherwise as noted, proof-of- performance tests for all other standards shall be made on a minimum of four (4) channels plus one additional channel for every 100 MHz, or fraction thereof, of cable distribution system upper frequency limit (e.g., 5 channels for cable television systems with a cable distribution system upper frequency limit of 101 to 216 MHz; 6 channels for cable television systems with a cable distribution system upper frequency limit of 217-300 MHz; 7 channels for cable television systems with a cable distribution upper frequency limit to 300 to 400 MHz, etc.). The channels selected for testing must be representative of all the channels within the cable television system.

         (3) The contractor shall conduct semi-annual proof-of- performance tests of that system, to determine the extent to which the system complies with the technical standards set forth in FCC as follows. The visual signal level on each channel shall be measured and recorded, along with the date and time of the measurement, once every six hours (at intervals of not less than five hours or no more than seven hours after the previous measurement), to include the warmest and the coldest times, during a 24-hour period in January or February and in July or August.

         (4) The contractor shall conduct triennial proof-of performance tests

EXHIBIT H                                                                 PAGE 7
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                                                     Solicitation # 01-001-04-06


of its system to determine the extent to which the system complies with the technical standards set forth by the FCC.

         (5) Successful completion of the performance tests of this section does not relieve the system of the obligation to comply with all pertinent technical standards at all subscriber terminals. Additional tests, repeat tests, or tests involving specified subscriber terminals may be required by the Commission or the local franchiser to secure compliance with the technical standards. Contractor will be given thirty days to come into compliance if the above requirements are not met.

          (d) Federal guidelines state that standard installations -- which are those located up to 125 feet from the existing distribution system -- must be performed within seven days after an order has been placed. Except in situations beyond its control, the contractor must begin working on a service interruption no later than 24 hours after being notified of the problem. A service interruption has occurred if picture or sound on one or more channels has been lost. The cable operator must begin to correct other service problems the next business day after learning of them. The contractor may schedule appointments for installations and other service calls either at a specific time or, at a maximum, during a four-hour time block during normal business hours. The contractor may also schedule service calls outside of normal business hours for the convenience of the customer. No appointment cancellations are permitted after the close of business on the business day prior to the scheduled appointment. If the contractor's installer or technician is running late and will not meet the specified appointment time, he or she must contact the customer and reschedule the appointment at the convenience of the subscriber. These requirements concerning installations, outages and service calls must ordinarily be met at least 95 percent of the time, measured quarterly, under normal operating conditions.

         (e) Any installed equipment, to include satellite dishes, will meet the installation requirements. A single dish will be installed to provide service to buildings with multiple residents such as barracks or dormitories. Individual dishes for each single family residence may not be authorized or may require installation removed from the actual house. Remote satellite dish(s) connected by cables to service buildings on the installations is the preferred method of service. The contractor must obtain and meet all military installation requirements.

         (f) Contractor shall obtain a written excavation permit in accordance with each military installation instructions and/or applicable franchise/license agreement before commencing any digging or excavation on the Military base to include all coordination of appropriate government agencies on the installation at least 3 workdays in advance of digging. Digging must be properly identified on

EXHIBIT H                                                                 PAGE 8
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                                                     Solicitation # 01-001-04-06


base records used by the government. This permit will outline the requirements for clean up to include bringing the area affected back to its original condition.

4. Television Contingency Requirements: Operational military contingency network fail over capabilities Network Infrastructure must be in compliance with Military installation accreditation standards in order to facilitate a contingency plan. In time of imminent conflict/war, the Military installation reserves the right to take over operations and control of the contractor's infrastructure and equipment to support the conflict/war effort. Once the conflict/war is over, the infrastructure and equipment will be returned the contractor. Damage or degradation of the infrastructure or equipment caused by and during the conflict/war will not be the responsibility of the Military installation to repair. The Military installation or AAFES is not liable for such claims of loss of revenue or employees salaries.

         (1) Concessionaire will also provide for the following:

         (a) Emergency Access System

         (b) Command access to the system in time of emergency/military installation exercises to broadcast a message over all TV channels at once. Within a three-hour window, contractor would be present at subscriber's location to provide service. The contractor is not responsible for interruptions in programming, if the interruption is beyond the contractor's control (i.e., the instalation fails to provide the signal, equipment above head-end fails, etc.). Should customers require pro-rata refunds in these circumstances, then the contractor will issue a credit to the customers bill.

5. Cable: Any installed cable shall be concealed behind ceiling or walls as approved by the military installation. Cable shall be threaded through holes bored in the approximate centerline of wood members; notching of end surfaces is not permitted. In rooms or areas not provided with ceilings or wall finish, cables and outlets shall be installed so that a room finish may be applied in the future without disturbing the cable or resetting the boxes. Cable shall not be run along interior walls or baseboards.

6. Outlets: Any installed outlet plates in the television system shall be provided with an outlet box, toggle bolts, or other suitable securing method approved in accordance with the military installation requirements. Boxes shall not be less than 1-inch deep unless shallower boxes are required by structural conditions. Boxes shall be set flush with the finished walls and shall be provided with the proper type of extension rings or plaster covers where required. Boxes shall be rigidly installed and shall be supported by bar hangers in frame construction or shall be fastened directly with wood screws

EXHIBIT H                                                                 PAGE 9
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                                                     Solicitation # 01-001-04-06

on wood, bolts and expansion shields on concrete or brick, toggle bolts on hollow masonry units, and machine screws on metal. Welded threaded studs driven in by a powder charge and provided with lock washers and nuts are acceptable in lieu of expansion shields. Concessionaire shall study the building plans in relation to the spaces and equipment surrounding each outlet so the outlets are located according to the room layout. Television outlets shall be installed not less than 12 inches and not more than 18 inches above the floor surface or from any electrical outlet.

7. Installation of interior cable: The diameter of any holes passing through walls shall not exceed the diameter of the cable or conduit by more than one-eighth inch. All exterior holes will be angled 15 degrees from the horizontal, so as to reduce the chance of rainwater run-in, and shall be sealed to prevent entry of moisture and insects.

8. Mounting: Cables shall be installed parallel or at right angles to walls or structural members. Mounting shall follow building lines, where possible (i.e., brick, mortar, siding), in straight horizontal and vertical lines, with bends tied to building corners.

         (a) Mounting cable on buildings shall be conducted in accordance with the highest industry standards. Cable mounting shall be rigid, supported with clamps spaced at intervals not to exceed six feet.

         (b) Cable mounting is prohibited when government-furnished conduit for cable television is supplied (e.g., new buildings).

9. Device Plates: One piece device plates shall be used for all outlets. Plates on unfinished walls or on fittings shall be of zinc coated sheet metal having round or beveled edges. Plates on finished walls shall be of metal with counter sunk heads, with color to match the finish of the plate. Plates shall be installed with all tour edges in continuous contact with finished wall surfaces without the use of mats or similar devices. Plaster fillings are not permitted. Plates shall be installed vertically and with an alignment tolerance of one-sixteenth inch. Device plates shall have a. rigid, threaded cable television termination mounted in the center.

10. Service Drops: Aerial service drop mounting shall be parallel to utilities and or phone lines.

         (a) Where dual aerial service drops are used, they shall be dual-type cable to present a clean appearance.

         (b) Where government-furnished conduit is supplied for television service drops, aerial service drops and alternate underground routes are prohibited.

EXHIBIT H                                                                PAGE 10
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                                                     Solicitation # 01-001-04-06

11. Clearances: The television cabling shall not conflict with or cause any other cabling to violate ground or power line clearance criteria unless a written waiver has been granted in accordance with military base instructions and/or applicable franchise/license agreement.

         (a) Concessionaire may request a waiver in accordance with the military base instructions and/or applicable franchise/license agreement.

         (b) Overlashing of abandoned cable television lines is not permitted.

12. Underground Connections:

         (a) Under paved areas and roadways, the television cables shall be installed in conduit not less than 2 inches in diameter. Conduit shall be zinc-coated rigid steel or schedule 40 PVC. Conduit shall be extended not less than 2 feet beyond pavements and roadways, when such roadway is used for vehicular traffic. Under heavily traveled roadways, conduit shall be installed by boring. Pavement may be cut and repaired in an approved manner on lesser traveled roads on approval in accordance with military base instructions and/or applicable franchise/license agreement.

         (b) Trenches in which direct burial cables are placed shall have a minimum depth of 18-inches below grade, shall be not less that 6-inches wide, and shall generally be in straight lines between cable connections. Bends in trenches shall have a radius of not less than 36 inches. A marker tape 6-inches below grade shall be used above all direct burial cable. Tape shall bear the warning "TV CABLE".

13. Telephony Services: The contractor will install and maintain a full feature telephony service to all residents. Each phone line will be available on a 24-hour basis for lifeline services (E-911 service) and will provide CLASS Calling Features (Caller ID, Call Waiting, unlimited local, domestic long distance and international calls). Residents will have the option to select from a range of calling plans to best meet their needs. Residents will be required to furnish customer premise equipment (CPE).

         (a) The contractor must provide telecommunications service in its service exchange twenty-four hours a day. The contractor shall provide sufficient equipment and operating capabilities at all times, including during the average busy hour and average busy season. As used in this paragraph, "busy hour" means the hour each day during which the greatest volume of traffic is handled in the central office, and "busy season" means the consecutive thirty-day period of the year during which the greatest volume of traffic is handled in the central office.

EXHIBIT H                                                                PAGE 11
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                                                     Solicitation # 01-001-04-06

         (b) The contractor must design, construct, install, operate, and maintain its plants, facilities, and equipment in a manner consistent with prudent and generally accepted telecommunications industry practices and standards.

         (c) The contractor must make reasonable provision for emergencies resulting from power failures, unusual and prolonged increases in telecommunications traffic, or lack of personnel and from fire, storm, hurricane, or other acts of God.

         (d) The contractor must adhere to a maintenance program to ensure safe, adequate, and reliable service at all times.

         (e) The contractor will notify its customers in writing of any changes in price, scope, or quality of service.

         (f) The contractor shall respond to a customer's request for service as quickly as practicable. Complete installation of service within seven days of the receipt of a customer request for ninety per cent of the requests for basic service.

         (g) If service is disrupted, the contractor shall make all possible efforts to reestablish service in the shortest time practicable with due regard to safety. The contractor is required to clear ninety-five per cent of all out-of-service troubles within twenty-four hours of the time such troubles are reported.

         (h) The contractor shall maintain its transmission facilities at adequate volume levels and free of excessive distortion. At a minimum, the contractor shall design and maintain its facilities to achieve the following levels:

         (i) Design to 8.5 dB customer line loss and maintain at no more than 10 dB line loss. A carrier without interoffice facilities shall design to no more than 9 dB customer line loss; and

         (a) Design customer line to 25 dBrnC noise and maintain at no more than 30 dBrnC noise.

         (b) The contractor shall provide prompt call completion. The minimum standards are:

         (c)Maintain dial tone delay to less than three seconds in ninety-eight per cent of all calls; and ^

         (d) Complete ninety-seven per cent of all correctly dialed calls.


EXHIBIT H                                                                PAGE 12
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                                                     Solicitation # 01-001-04-06

14. System Maintenance & Repairs: Contractor will monitor and provide maintenance of equipment as required to ensure all services are available 24 hours a day, 7 days a week.

         (a) Concessionaire must be capable of responding to system failures or major failures, for any reason, within 4 hours.

         (b) If service is to be interrupted for scheduled repairs or maintenance, or if the occurrence of an interruption in service is otherwise known to the contractor, the contractor shall promptly notify its affected customers and, as appropriate, fire and law enforcement agencies, before the interruption occurs. Repair and maintenance work shall be performed at a time that will cause the least inconvenience to its customers.

         (c) Any routine out of service calls must be cleared/repaired within the time specified below. Additionally, the contractor is responsible for maintenance and repair of all inside and outside wiring for all homes where Services are provided. Service requests taken on major holidays will be cleared the next business day.

         (1) Any out of service request to include installation, connection or disconnection will be restored within 24 hours.

         (2) Contact with the Resident (scheduling an appointment, phone consultation, etc) will be made within one business day for all service related problems. Problems will be resolved within 72 hours unless the Resident is unavailable or requests a later appointment.

         (3) Failure to repair and/or restore service within the timelines specified above will result in each affected Resident receiving a credit to their monthly bill of 150% of the outage time period for each Service.

         (d) The contractor shall maintain an accurate record of trouble reports made by its customers. The record must include the identity of the customer or service affected, the time, date, and nature of the report, the action taken to clear the trouble, and the date and time the trouble was cleared or other disposition was made of the trouble report. The contractor shall make the record available upon request of the contracting officer. x

         (e) In the event the contractor cuts government owned cable, the contractor will be required to repair as follows:

         (1) All repairs completed by the contractor must be approved by Military Base Communications approval; extent of cable replacement (how far/much cable will be required to be replaced, fiber

EXHIBIT H                                                                PAGE 13
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                                                     Solicitation # 01-001-04-06


optic cables are subject to replacement in its entirety) and conduit/inner-duct repairs (must reestablish integrity of conduit system for future use).

         (2) In the event the government cuts the contractor's cable lines, the government is responsible for such repair and costs.

15. Surge and Current Fluctuations: Contractor is responsible for providing adequate surge and current fluctuation protection equipment between the contractor's equipment and utilities provided. AAFES, and the U. S. Government, will bear no responsibility for damage or malfunction of contractor's equipment or systems due to electrical current or voltage fluctuations on surges or due to any other electrical condition (other than consideration for willful or negligent acts).

16. Software: Contractor will utilize Network Management Software, GLDS Software or Equivalent to ensure optimum customer satisfaction and will track and provide such information upon request. Requested information may be presented in the form of graphs or charts. Required information includes total number of customers, percentage of subscribers accessing system at any given time, number of failed connection attempts, average length of time subscriber is connected to the network, average data transfer rate, minimum data transfer rate, average port utilization, etc. Such software must also allow for call trace and call record information when requested by the government and other authorities with investigative authority in the performance of official investigations. Additionally, contractor will adhere to all Federal and Laws regarding Privacy Act and Freedom of Information Act when collecting such information.

17. Customer Payment:

         (1) All customer payments may be paid in person, by cash, check, MILITARY STAR CARD, credit or debit card. Customers may also elect to have monthly billing charged electronically to their credit card.

         (2) At the time of registration, customers will select payment method for monthly billing services.

         (3) For customers that elect to make monthly payment in person by cash, check, MILITARY STAR CARD or credit card, a standard invoicing and payment system will be provided by the concessionaire. Payments will be made at the sign-up location. Where possible, concessionaire will also install a payment drop box for after hours payments. Check, MILITARY STAR CARD and Credit Card sales are to be verified via AAFES verification system or the concessionaire's own verification system. (4) For customers requesting electronic credit card billing they will provide credit card info and sign an agreement or follow processes

EXHIBIT H                                                                PAGE 14
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                                                     Solicitation # 01-001-04-06

 used by the contractor to authorize monthly charges. Credit Card sales are to be verified via AAFES verification system or concessionaire's own verification system during registration.

         (5) Concessionaire is to collect sign-up charge, deposit (if required) and fixed monthly subscriber charges in advance.

         (6) The contractor will use a computerized Accounting System, that is compatible with the automated billing system, to monitor, price and record all services provided under this contract.

18. Customer Support:

         (a) Contractor will install at each AAFES location where service is offered a PC or POS system that will provide Customer Service Personnel access to customer profiles, customer account information, including real time billing and payment information.

         (b) Contractor will install Automated Voice Response system that is available 24 hours a day, 7 days a week and accessible from all locations via a toll free number.

         (c) Contractor will provide online customer support providing at a minimum, general service description, pricing information, technical support information, contact and customer information, customer usage information, and customer billing information. Dedicated customer comment e-mail address is required and dedicated customer technical inquiries e-mail address. Messages sent to these dedicated addresses will receive an automatic response advising inquiry was received. An interim or final response will be provided customers within 24 hours from receipt.

         (d) Contractor may develop and support a newsletter which will be posted to contractor's website. The newsletter will be used to communicate information concerning the contractors service, general interest items related to the internet, helpful hints in accessing and using the internet, links to other home pages, etc. Customer input will be solicited regarding content. No advertising, except for the services provided for under this contract, will be permitted. Contractor is not authorized to market any services to customers that is not covered under this contract.

         (e) Contractor will permit and assist AAFES in making mass mailings to customer base or postings on the Service home page on an occasional basis. Content of these messages will be coordinated with contractor but are intended as a means of communication with customers regarding AAFES retail, service and food operations and programs.

         (f) Sales and marketing support is a key to ensuring this program is successful for AAFES and the Internet provider. The provider

EXHIBIT H                                                                PAGE 15
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                                                     Solicitation # 01-001-04-06


must be able to create a critical mass of users as quickly as possible. Sales and marketing support is then required to create service contents and deliver that message to the end user market to ensure maximum sales and revenue. The provider must have sales/marketing experience and Internet knowledge to ensure the best in customer service.


EXHIBIT H                                                                PAGE 16
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                                                     Solicitation # 01-001-04-06


                                    Exhibit I
                       Concessionaire Furnished Equipment


1. The concessionaire will be required to furnish the equipment listed in this paragraph. The concessionaire furnished equipment must meet the industry standard and must be acceptable to the Contracting Officer. Each location will have a kiosk and a cash register or POS system. Additional display fixtures may be provided as required.

 Equipment                                          Eielson

 Kiosk
 Cash Register                                         X
 Showcases                                             X
 Desks/Chairs                                          X
 Display Racks                                         X

2. Signage - Concessionaire will provide appropriate signage, to include light boxes with the concessionaire's logo, to attract interested customers to the staffed kiosks and or the staffed sales counter.

3. Electronic Cash Register - self-contained, heavy-duty construction, and electronically operated. Keyboard will be the basic mode to enter information. Register must have the features outlined in Exhibit C, Special Provisions, 13. INTERNAL CONTROLS.

4. Electronic POS System - Offerers who have not previously obtained AAFES approval of their Electronic POS System must send a request to the contracting officer with adequate information demonstrating the capabilities of the system and its compatibility with paragraph 13, Internal Controls, of Exhibit C, Special Provisions.

5. Glass front display unit used to display merchandise. The units will be uniform with the kiosk image, and conform to industry standards.


EXHIBIT I                                                                 Page 1